UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Soliciting Material Pursuant to §240.14a-12

OPTION CARE HEALTH, INC.

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Dear Fellow Stockholders,
We are pleased to invite you to attend our Annual Meeting of Stockholders of Option Care Health, Inc. (“Option Care” or the “Company”) to be held on Friday, May 22, 2020, at 1:00 p.m. (CST). This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online and submit questions during the meeting by visiting http://www.virtualshareholdermeeting.com/OPCH2020. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on the voting instructions form accompanying these proxy materials.
The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are
1.
to elect ten nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the board of directors of Option Care;

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020;

3.
to hold a non-binding advisory vote to approve executive compensation; and

4.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

We will provide access to our proxy materials via the Internet at http://materials.proxyvote.com/68404L, rather than in hard copy. We will mail a notice containing instructions on how to access this proxy statement and our annual report on or about Friday, April 10 to all stockholders entitled to vote at the Annual Meeting. Stockholders who prefer a paper copy of the proxy materials may request one on or before May 8, 2020 by following the instructions provided in the notice we will send.
Our board of directors have set the record date as March 31, 2020. Only stockholders of record at the close of business on March 31, 2020 will be entitled to notice of and to vote at the virtual Annual Meeting. Further details about how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are included in the accompanying Notice of Annual Meeting and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting online, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend online.
Sincerely,
John C. Rademacher
Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
The 2020 annual meeting of stockholders of OPTION CARE HEALTH, INC. will be held virtually on Friday, May 22, at 1:00 p.m. (CST) via the Internet at http://www.virtualshareholdermeeting.com/OPCH2020 for the following purposes:
1.
to elect ten nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the board of directors of Option Care;

2.
to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020;

3.
to hold a non-binding advisory vote to approve executive compensation; and

4.
to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 22, 2020, at 3000 Lakeside Drive, Suite 300N, Bannockburn, IL 60015.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
RECORD DATE
You are entitled to vote only if you were a Company stockholder as of the close of business on March 31, 2020.
By Order of the Board of Directors
Clifford E. Berman
General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2020
The notice of annual meeting, the proxy statement and our fiscal year 2019 annual report are available on our website at https://investors.optioncarehealth.com. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:
Why did I receive these materials?

The Board of Directors of Option Care (the “Board”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting) (the “Annual Meeting”). Stockholders who own shares of our common stock, par value $0.0001 (“common stock”) as of the Record Date, March 31, 2020 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Option Care.
Notice of Electronic Availability of Proxy Statement and Annual Report.   As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding.   The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge at 1866-540-7095 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q:
How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at http://www.virtualshareholdermeeting.com/OPCH2020 and providing your control number. This number is included in the Notice or on your proxy card.
If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). The audio broadcast of the Annual Meeting will be archived at http://www.virtualshareholdermeeting.com/OPCH2020 for at least one year.
Q:
Why is the Annual Meeting virtual only?

In light of the environment surrounding the coronavirus, or COVID-19, this year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, shareholders and the general public) is our top priority. In light of the recommendations issued by the CDC against public gatherings due to COVID-19, we think a virtual only meeting for this year is advisable.

Q:
Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Option Care had approximately 176.4 million shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q:
What will I be voting on?

You will be voting on
1.
the election of ten directors to serve on Option Care’s board of directors until the 2021 Annual Meeting and until their successors are duly elected and qualified;

2.
the ratification of the appointment of KPMG LLP (“KPMG”) as Option Care’s independent registered public accounting firm for the year ending December 31, 2020;

3.
the non-binding advisory approval of executive compensation; and

4.
any other business as may properly come before the meeting or any adjournment of the meeting.

Q:
How does the board recommend I vote on these matters?

The board of directors recommends you vote
1.
FOR the election of John C. Rademacher, Timothy Sullivan, Elizabeth Q. Betten, Mark Vainisi, Alan Nielsen, John J. Arlotta, Nitin Sahney, Harry Jansen Kramer, Jr., R. Carter Pate and David W. Golding as directors

2.
FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2020; and

3.
FOR non-binding advisory approval of executive compensation.

Q:
How do I cast my vote?

Beneficial Stockholders.   If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders.   If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/OPCH2020. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.
via the Internet at www.proxyvote.com;

2.
by phone by calling 1-800-690-6903; or

3.
by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (EDT) on May 21, 2020.
Q:
Can I access the proxy materials electronically?

Yes. Your notice, proxy card or voting instruction card will contain instructions on how to
1.
view our proxy materials for the Annual Meeting on the Internet; and

2.
instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at http://materials.proxyvote.com/68404L and our proxy materials will be available during the voting period starting on April 10, 2020.
Q:
How may I change or revoke my proxy?

Beneficial Stockholders.   Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders.   Registered stockholders may change a properly executed proxy at any time before its exercise by
1.
delivering written notice of revocation to the General Counsel and Secretary at our principal executive offices at 3000 Lakeside Drive, Suite 300N, Bannockburn, IL 60015, Attn: General Counsel;

2.
submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or

3.
voting in person online at the Annual Meeting.

Q:
What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 — ELECTION OF DIRECTORS
The directors will be elected by a plurality of the votes cast. The ten nominees receiving the greatest number of affirmative votes duly cast at the Annual Meeting will be elected to the Board, assuming a quorum is represented at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees. Votes to withhold and broker “non-votes” will not affect the outcome of the vote on Proposal 1.
PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve the ratification of KPMG as our independent registered accounting firm. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020.
PROPOSAL 3 — NON-BINDING ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon at the Annual Meeting will constitute the stockholders’ non-binding approval with respect to executive compensation. Although the results will not be binding on the Board’s Compensation Committee (the “Compensation Committee”), the Board will consider the results of the stockholder vote when making future decisions regarding executive compensation. Abstentions will be counted as shares present and entitled to vote and therefore will have the same effect as a vote against Proposal 3. Broker “non-votes” will not be deemed represented at the Annual Meeting for purposes of voting on Proposal 3 and, therefore, will have no effect on Proposal 3.
Q:
When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:
What is the deadline for submitting a stockholder proposal or director nomination for the 2021 Annual Meeting?

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in Option Care’s proxy statement and form of proxy for the Option Care’s 2021 annual meeting of stockholders, to be held in 2021, must be received by Option Care at our principal executive offices at 3000 Lakeside Drive, Suite 300N, Bannockburn, IL 60015 no later than the close of business on December 9, 2020. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2021 (but not include it in Option Care’s proxy materials) must provide written notice of such proposal to the General Counsel and Secretary at Option Care’s principal executive offices no later than the close of business on February 19, 2021 and not earlier than the close of business on January 20, 2021, assuming Option Care does not change the date of the 2021 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2020 Annual Meeting. If so, Option Care will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of Option Care’s Amended and Restated Bylaws and be submitted in writing to the Secretary at Option Care’s principal executive offices.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is composed of ten directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board. Our certificate also provides that our Board will be elected at each annual meeting to serve until the next annual meeting of stockholders.
The following table sets forth the name and age as of March 31, 2020, and other information for each member of our Board:
Name	Age	Position	Director Since
John J. Arlotta	70	Director	2019
Elizabeth Q. Betten	39	Director	2019
David W. Golding	58	Director	2015
Harry M. Jansen Kraemer Jr.	65	Non-Executive Chair	2019
Alan Nielsen	54	Director	2019
R. Carter Pate	65	Director	2015
John C. Rademacher	53	Chief Executive Officer and Director	2019
Nitin Sahney	57	Director	2019
Timothy Sullivan	62	Director	2019
Mark Vainisi	47	Director	2019
We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, the Board desires to have specific knowledge related to our industry, such as expertise in home infusion services and pharmaceuticals.
The Nominating and Corporate Governance Committee (the “Nominating Committee”) develops and maintains criteria and procedures for the identification and recruitment of nominees for election to the Board, including the criteria outlined in our Code of Business Conduct, which is applicable to our directors, officers, employees and certain contractors (“Code of Business Conduct”). These include demonstrating the ability to act honestly and ethically and comply with applicable laws, rules and regulations. In reviewing a nominee’s qualifications, the Nominating Committee considers the qualifications, qualities, skills, and other expertise required to be a director, and recommends to the Board such criteria. The Nominating Committee also considers incumbent Board members’ performance when considering re-election. While the Nominating Committee carefully considers diversity when determining Board composition, it has not established a formal policy regarding diversity. In its charter, the Nominating Committee must ensure that qualified director candidates with a diversity of gender, ethnicity, tenure, skills and experience are included in the pool of director candidates.
The Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Board’s Code of Business Conduct and any criteria that the Nominating Committee recommended to the full Board. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the mature confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board.

These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Option Care and its stockholders, and guide the long-term sustainable, dependable performance of Option Care.
Subject to any earlier resignation or removal in accordance with the terms of our certificate, bylaws, including Article Eight therein, and director nomination agreement with HC Group Holdings I, LLC (“HC Group”), if elected, our directors will serve until the 2021 Annual Meeting of stockholders.
Director Nomination Agreement
We and HC Group entered into a Director Nomination Agreement on August 6, 2019 (the “Director Nomination Agreement”) in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among us, HC Group Holdings II, Inc., HC Group, HC Group Holdings III, Inc. (solely for limited purposes set forth therein), Beta Sub, Inc. and Beta Sub, LLC, dated as of March 14, 2019, which contemplated the merger with and into a wholly-owned subsidiary of BioScrip, Inc. (“BioScrip”) (the “Merger”).
The Director Nomination Agreement provides that, from and after the closing of the Mergers (as defined therein) until the date that HC Group and its affiliates cease to beneficially own common stock representing at least 10% of the voting power of the then-outstanding common stock, HC Group is entitled to nominate for election to the Board or any committee of the Board, a number of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then-outstanding common stock then beneficially owned by HC Group and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases. The Director Nomination Agreement also provides HC Group with the right to fill any vacancies created by the removal, death, disability, disqualification or resignation from the Board of any of its nominees that is elected to the Board. In the Director Nomination Agreement, we agree to use our reasonable best efforts to ensure that any nominees designated by HC Group in accordance with the Director Nomination Agreement are included in the Board’s slate of nominees to the stockholders for each election of directors and that each nominee designated by HC Group is included in the proxy statement prepared by our management in connection with soliciting proxies for every meeting of the stockholders at which directors are voted on for election.
The Director Nomination Agreement automatically terminates on the date on which HC Group and its affiliates cease to beneficially own at least 10% of the total voting power of the then outstanding common stock. Currently, HC Group owns approximately 80% of our common stock.
Current directors John C. Rademacher, John J. Arlotta, Elizabeth Q. Betten, Harry M. Jansen Kraemer, Jr., Alan Nielsen, Nitin Sahney, Timothy Sullivan, and Mark Vainisi were designated as director nominees under the Director Nomination Agreement, to serve until the Annual Meeting. Pursuant to the Merger Agreement, BioScrip, Inc. selected two directors to serve on the Board following the Merger, and selected R. Carter Pate and David W. Golding, who were on the Board prior to the Merger.
Stockholder Recommendations for Director Nominees
The Nominating Committee will consider stockholder nominations for membership on the Board. For the 2021 Annual Meeting, nominations may be submitted to Option Care Health, Inc., 3000 Lakeside Dr., Suite 300N, Bannockburn, IL 60015, Attn: General Counsel, who will forward them to the Chairman of the Nominating Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 19, 2021 and not earlier than the close of business on January 20, 2021. Recommendations must also include certain other requirements specified in our bylaws.
When filling a vacancy on the Board, the Nominating Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Nominating Committee charter, and the same process would be used for all candidates, including candidates recommended by stockholders.
PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting. All nominees are recommended for reelection for a one year term, which will end at our 2021 Annual Meeting.
Name	Age	Position	Director Since
John J. Arlotta	70	Director	2019
Elizabeth Q. Betten	39	Director	2019
David W. Golding	58	Director	2015
Harry M. Jansen Kraemer Jr.	65	Non-Executive Chair	2019
Alan Nielsen	54	Director	2019
R. Carter Pate	65	Director	2015
John C. Rademacher	53	Chief Executive Officer and Director	2019
Nitin Sahney	57	Director	2019
Timothy Sullivan	62	Director	2019
Mark Vainisi	47	Director	2019
Each nominee was recommended for re-election by the Nominating Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
The Board of Directors Recommends that you vote “FOR” each of the director nominees.
Director Nominees
John J. Arlotta has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Arlotta is currently the President of eviCore healthcare, a healthcare services company. In July 2012, Mr. Arlotta became the CEO of CareCore National, a leading provider of medical benefits management services. In January 2014, CareCore National was sold to General Atlantic, a leading global growth equity firm, and at that time Mr. Arlotta was named Chairman and Chief Executive Officer. In December of 2014, Mr. Arlotta orchestrated the successful merger of CareCore and Medsolutions that resulted in the renaming of the company to eviCore healthcare. Prior to joining eviCore, Mr. Arlotta was a Special Healthcare Advisor to General Atlantic, LLC from 2010 to 2012. Mr. Arlotta previously held roles as Chairman and Chief Executive Officer of Coram Inc., a then privately held provider of home infusion and specialty pharmacy services, from 2005 to 2007; and NeighborCare Inc., a then publicly traded provider of pharmaceutical products and services to nursing homes, from 2003 to 2005. Mr. Arlotta served as chairman of Novis Pharmaceuticals, a pharmaceutical distribution company, from 2008 to 2012; and as a director of each of Apria Healthcare, a medical equipment and home infusion company, from 2012 to 2014; MedExpress, an urgent care provider, from 2010 to 2015; and Baxa Corporation, a medical device company, from 2006 to 2008. Mr. Arlotta is a retired Captain in the U.S. Army Reserves and holds a B.S. in marketing from the University of Notre Dame. Mr. Arlotta’s over 45 years of experience in the healthcare industry and his extensive experience on the boards of healthcare companies make him a valuable member of our Board.
Elizabeth Q. Betten has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Ms. Betten is a Managing Director of Madison Dearborn Partners’ Health Care team. Ms. Betten joined Madison Dearborn Partners (“MDP”) in 2004 as an Associate and re-joined after completing business school in 2008. Prior to her roles at MDP, she was an Investment Banking Analyst in the Health Care Group at J.P. Morgan from 2002 to 2004. Ms. Betten concentrates on investments in the health care sector and has served on the Board of Directors of Solis Mammography since 2018, and previously served on the Board of Directors of Ikaria, Inc. from 2014 to 2015 and was actively involved with Sirona Dental Systems Inc. Ms. Betten holds an A.B. from Brown University and an M.B.A. from Stanford University Graduate School of Business. Ms. Betten also serves on the Board of Managers of our majority stockholder, HC Group. Ms. Betten’s extensive experience in financial transactions, investing in a range of businesses and the healthcare industry make her a valuable member of the combined company’s board of directors.
David W. Golding has served on our Board since 2015. Since 2011, Mr. Golding has served as an independent consultant to national managed care organizations, specialty pharmacy providers, pharmacy benefit management businesses and other healthcare companies. Mr. Golding currently serves as a Company Advisor to Twistle, a pathway automation tool. Mr. Golding also served as a director of Dunn Meadow Pharmacy, a specialty pharmacy from 2015 to 2019; VirMedica, Inc., a healthcare technology solutions company from 2015 to 2018; Global Healthcare Integrators, an international medication therapy management provider from 2015 to 2018; and Salveo Specialty Pharmacy, Inc., an independent specialty pharmacy company, from 2013 to 2015. From 1987 to 2011, Mr. Golding worked at CVS Caremark, beginning his service in various capacities in the home infusion segment and culminating as Executive Vice President of Specialty Pharmacy within the pharmacy benefit management and mail service pharmacy division of CVS Health Corporation. Mr. Golding received his bachelor’s degree in pharmacy from the University of Illinois in 1984 and began his career as a Pharmacist at Cook County Hospital and a Clinical Pharmacist at St Anthony’s Memorial Hospital. Mr. Golding’s clinical training, healthcare industry experience within the home infusion and specialty pharmacy, hospital and retail sectors, and executive pharmacy business skills make him a valuable member of the Board.
Harry M. Jansen Kraemer, Jr. has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Kraemer is an Executive Partner of MDP where he has served since 2005, and has served as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management since 2005. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc., a healthcare company, until 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since 2000, President since 1997 and Chief Executive Officer since 1999. Mr. Kraemer has served on the Board of Directors of Leidos Holdings, Inc., a publicly traded defense, aviation, informational technology and biomedical research company, since 1997 and Dentsply Sirona Inc., a publicly traded dental equipment company, since 2016. Mr. Kraemer served on the board of directors of VWR Corporation, which became a publicly-traded company in 2014, from 2007 to 2017. Mr. Kraemer serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. Mr. Kraemer holds an M.B.A. from Northwestern University’s Kellogg School of Management and a bachelor’s degree in mathematics and economics from Lawrence University, and is a certified public accountant. Mr. Kraemer’s extensive experience with boards of private and public companies, investment decisions, capital allocation and complex transactions at both large companies and in private equity make him a valuable member of our Board.
Alan Nielsen has served on our Board since 2019, and served on the legacy Option Care board from 2016 until the Merger. Mr. Nielsen is Senior Vice President, Property and Store Planning for Walgreen Co. In this role, Mr. Nielsen oversees market planning, real estate and facilities utilization for Walgreen Co. which operates in over 9,400 units across North America. Mr. Nielsen’s prior roles in Walgreen Co. included Senior Vice President, Chief Financial Officer from January 2015 to February 2018; Group Vice President of International Finance from 2012 to 2015, a role in which he led synergy capture, reporting and merger planning activities between Walgreens and Alliance Boots. Mr. Nielsen’s earlier roles in audit, systems development and finance date back to his start at Walgreens in 1987. Mr. Nielsen was one of the founding members of the Board of Directors of AllianceRx Walgreens Prime. Mr. Nielsen holds a Bachelor of Science in Business degree from Eastern Illinois University. He earned his CPA designation in 1990. Mr. Nielsen’s extensive experience in the healthcare industry and with mergers and acquisitions make him a valuable member of our Board.
John C. Rademacher has served on our Board since 2019, and served on the legacy Option Care board from 2018 until the Merger. Mr. Rademacher is the Chief Executive Officer of Option Care, a position he has held since August 2017. Prior to his appointment as Chief Executive Officer, Mr. Rademacher was Option

Care’s Chief Operating Officer from 2015 until he became interim Chief Executive Officer. Prior to his roles at Option Care, Mr. Rademacher was the President and General Manager for both the Ambulatory Care Division from 2012 to 2014 and Nuclear and Pharmacy Services division from 2007 to 2012 at Cardinal Health, Inc., a publicly traded pharmaceutical company. Mr. Rademacher also held executive positions with CIGNA Corporation, a publicly traded health services company, from 2001 to 2007 where he served as president of CareAllies, LLC and Chief Operating Officer for CIGNA Behavioral Health business units among other roles. Prior to CIGNA, Mr. Rademacher was a strategy consultant for Deloitte Consulting. Mr. Rademacher holds an M.B.A. from Wayne State University and a B.A. in accounting from Hillsdale College. Mr. Rademacher’s extensive understanding of Option Care’s business and over 20 years of experience in the healthcare industry make him a valuable member of our Board.
Nitin Sahney has served on our Board since 2019, and served on Option Care, Inc.’s board from 2018 until the Merger. Mr. Sahney is the founder, Member-Manager and Chief Executive Officer of PharmaCord LLC, a private company that provides commercialization solutions for biopharmaceutical manufacturers. Prior to founding PharmaCord in 2016, Mr. Sahney was the Operating Advisor at Clayton Dublier & Rice Funds, a private equity firm, from 2016 to 2017, and was the President from 2012 to 2015 and Chief Executive Officer from 2014 to 2015 of Omnicare, a previously publicly-traded long-term and specialty care company that was acquired by CVS Health in 2015. Mr. Sahney held various leadership roles at OmniCare prior to becoming President and Chief Executive Officer. Prior to his roles at OmniCare, Mr. Sahney managed a personal healthcare investment fund from 2008 to 2010, and was the founder and Chief Executive Officer of RxCrossroads from 2001 to 2007. Prior to his roles at RxCrossroads, Mr. Sahney held various leadership positions at Cardinal Health. Mr. Sahney has served on the Board of Directors of EXLService Holdings, Inc., a publicly traded operations management and analytics company, since 2016, and is on the Board of Trustees for the University of Louisville. Mr. Sahney holds an M.B.A. from Clarion University and a B.A. in economics from Punjab University. Mr. Sahney’s over 25 years of experience in the healthcare industry and extensive leadership experience in the healthcare industry make him a valuable member of our Board.
Timothy Sullivan has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Sullivan is a founder and Managing Director of MDP, which specializes in management buyouts and special equity investing and manages over 18 billion dollars of committed capital and portfolio investments. Mr. Sullivan is also the Head of Madison Dearborn Partners’ Health Care team. Prior to co-founding MDP in 1993, Mr. Sullivan was with First Chicago Venture Capital for three years after having served in the U.S. Navy. Mr. Sullivan concentrates on investments in the health care sector and has served on the Boards of Alcami Corporation since 2018, Solis Mammography since 2018, Performance Health since 2015, and Kaufman, Hall & Associates, LLC since 2014. Mr. Sullivan also serves on the Board of Managers of our largest stockholder, HC Group. Mr. Sullivan previously served on the Board of Ikaria, Inc. from 2014 to 2015, VWR Corporation, which became a publicly-traded company in 2014, from 2007 to 2017, Sage Products LLC from 2012 to 2016, and Sirona Dental Systems Inc. from 2005 to 2016, completing a reverse merger with publicly-traded Schick Technologies in 2005. Mr. Sullivan holds a B.S. from the United States Naval Academy, an M.S. from the University of Southern California and an M.B.A. from the Stanford University Graduate School of Business. Mr. Sullivan’s extensive experience in financial transactions, investing in a range of businesses and the healthcare industry make him a valuable member of our Board.
R. Carter Pate has served on our Board since May 2015. Mr. Pate is currently the Founder and Chief Executive Officer of Phoenix Effect, LLC, serving as a Consultant and Advisory Board Member to public and private Boards of Directors since 2014. Mr. Pate also currently serves as a director, since 2016, of Advanced Emissions Solutions, Inc., a publicly traded emissions solutions provider. Mr. Pate also served as Interim Chief Executive Officer of Providence Service Corporation until December 2019. Mr. Pate previously served as Chief Executive Officer of MV Transportation, Inc., the largest privately-owned passenger transportation contracting firm based in the U.S. from 2011 to 2014. From 1996 to 2011, Mr. Pate was employed by PricewaterhouseCoopers, LLP (“PwC”), the world’s largest accounting and professional services firm. From 2010 to 2011, he was the U.S. and Global Managing Partner of PwC’s Capital Projects and Infrastructure practice. From 2008 to 2010, he was the Global and U.S. Managing Partner of PwC’s Health Care Practice, and from 2005 to 2008, he was the U.S. Managing Partner of Government Services. From 2004 to 2005, Mr. Pate was PwC’s Managing Partner of U.S. Markets, and from 2000 to 2004, Mr. Pate was PwC’s Managing Partner of Financial Advisory Services. He served as a Partner and Leader in PwC’s

U.S. Restructuring Practices from 1996 to 2000. Mr. Pate has served on the Boards of ADA-ES, an energy company, since 2016 and RLH Corporation, a hospitality company, since 2019. Mr. Pate previously served as a director, Interim President and Chief Executive Officer of Sun Television and Appliances, Inc., a national retailer, as a director and Chief Executive Officer of Sun Coast Industries, Inc. and as Director of Finance at William Hudson Chemical Trading. Mr. Pate has a Master’s degree in Accounting and Information Management from the University of Texas at Dallas and a B.S. degree in Accounting from Greensboro College and is a CPA. Mr. Pate’s business and financial background, as well as his experience as a senior executive and manager make him a valuable member of our Board.
Mark Vainisi has served on our Board since 2019, and served on the legacy Option Care board from 2015 until the Merger. Mr. Vainisi is Senior Vice President, Global Mergers and Acquisitions for Walgreens Boots Alliance, and has held this position since 2015. Walgreens Boots Alliance is a global leader in pharmacy-led, health and wellbeing formed through the merger of Walgreen Co. and Alliance Boots, and is the parent company of Walgreens, Duane Reade, Boots UK, Alliance Healthcare and other pharmacy and healthcare businesses. Prior to his current role at Walgreens Boots Alliance, Mr. Vainisi was Vice President, Mergers and Acquisitions at Walgreen Co. from 2010 to 2015. He initially joined Walgreen Co. in 2005, serving in various M&A and investment roles. Prior to his roles at Walgreen Co., Mr. Vainisi worked at the Tribune Company, a publicly traded media and broadcasting company, from 2000 to 2005. Mr. Vainisi holds a J.D. and a B.A. in English from the University of Michigan (Ann Arbor). Mr. Vainisi’s extensive experience with Option Care, having led the initial acquisition by Walgreens and subsequent sale to MDP, with business transactions in the healthcare industry and with mergers and acquisitions make him a valuable member of our Board.
Independence Status
The listing standards of the Nasdaq Global Select Market (“Nasdaq”) require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934 (“Rule 10A-3”). Per the discussion below under “Controlled Company Status,” we are currently a “controlled company,” which exempts us from the requirement that each member of our compensation and nominating committees is independent.
Our Board has determined that Messrs. Arlotta, Golding, Kraemer, Pate and Sahney meet the requirements to be an independent director under Rule 10A-3. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining his independence, including beneficial ownership of our common stock.
Controlled Company Status
HC Group controls a majority of our outstanding common stock. As a result, we will remain a “controlled company”. Under Nasdaq listing guidelines, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that, within one year of the date of the listing of our common stock:
1)
we have a board that is composed of a majority of  “independent directors”, as defined under the rules of such exchange;

2)
we have a compensation committee that is composed entirely of independent directors; and

3)
we have a nominating committee that is composed entirely of independent directors.

We intend to continue to rely on this exemption. As a result, we may not have a majority of independent directors on our Board. In addition, our Compensation and Nominating Committees may not consist entirely of independent directors or be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Board Meetings and Committees
Following the Merger on August 6, 2019, our Board held 5 meetings, our Audit Committee held 2 meetings, our Compensation Committee held 5 meetings, our Nominating Committee held 1 meeting, our Quality and Compliance Committee held 2 meetings, and our Finance and Investment Committee held no meetings. The Board members, as a whole, attended at least 95% of the aggregate number of meetings of the Board and committees of the Board after the Merger on August 6, 2019, and each incumbent director attended at least 80% of the aggregate of the number of meetings of the Board during such director’s tenure after the Merger on August 6, 2019, and the total number of meetings held by any of the committees of the Board on which the director served. We expect directors to attend the annual meeting in each year they serve.
Our Board has an Audit Committee, Compensation Committee and a Nominating Committee, as well as a Quality and Compliance Committee and a Finance and Investment Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee	Finance and Investment Committee
John J. Arlotta		X		X
Elizabeth Q. Betten			X	X (Chair)	X (Chair)
David W. Golding		X
Harry M. Jansen Kraemer Jr.	X (Chair)		X (Chair)	X
Alan Nielsen				X
R. Carter Pate	X
John C. Rademacher
Nitin Sahney	X
Timothy Sullivan		X (Chair)	X		X
Mark Vainisi		X	X		X
Audit Committee
The Audit Committee is responsible for, among other matters:
1)
(a) appointing, retaining or replacing an independent registered public accounting firm to act as our independent auditor for the purpose of auditing our annual financial statements, books, records, accounts and internal controls over financial reporting or performing other audit, review or attest services for us, (b) setting the compensation of our independent auditor, (c) approving all audit engagement fees and terms, (d) overseeing the work done by our independent auditor, and (e) terminate our independent auditor, if necessary;

2)
pre-approving all audit and permitted non-audit and tax services that may be provided by our independent auditor or other registered public accounting firms, and establishing policies and procedures for the Audit Committee’s pre-approval of permitted services in compliance with applicable SEC rules and review such pre-approval policies at least quarterly;

3)
reviewing and discussing with our independent auditor (a) the auditor’s responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (b) the overall audit strategy, planning and staffing, (c) the scope and timing of the annual audit, (d) any significant risks identified during the independent auditor’s risk assessment procedures and (e) when completed, the results, including significant findings, of the annual audit;

4)
reviewing and discussing with our independent auditor and management (a) any audit problems or difficulties, including difficulties encountered by our independent auditor or internal audit department during their audit work (such as restrictions on the scope of their activities or their access of information), (b) any significant disagreements with management and (c) management’s response to these problems, difficulties or disagreements; and resolving any disagreements between our independent auditor or internal audit department and management;
5)
reviewing, discussing with our independent auditor, and approving the functions of our internal audit department;

6)
reviewing with management, internal audit, and our independent auditor the adequacy and effectiveness of our internal control over financial reporting and disclosure controls and procedures;

7)
reviewing and discussing with management the risks faced by us and the policies, guidelines and process by which management assesses and manages our risks;

8)
reviewing and discussing with our independent auditor and management our annual audited financial statements (including the related notes), the form of audit opinion to be issued by the independent auditor on the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in our annual report on Form 10-K before the Form 10-K is filed;

9)
reviewing and discussing with our independent auditor and management our quarterly financial statements (including the related notes) and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Analysis;”

10)
reviewing the independence of our independent auditor;

11)
establishing and overseeing whistleblower policies; and

12)
ensuring compliance with the Code of Business Conduct.

Our Board has affirmatively determined that Messrs. Kraemer, Pate and Sahney meet the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the Nasdaq listing guidelines. In addition, Mr. Kraemer qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at https://investors.optioncarehealth.com/corporate-governance/highlights. Our website is not part of this notice.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for, among other matters:
1)
determining the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;

2)
identifying and screening individuals qualified to become members of the Board, consistent with the director criteria;

3)
developing and recommending to the Board for approval standards for determining whether a director is independent;

4)
reviewing the size of the Board and ensuring that qualified director candidates with a diversity of gender, ethnicity, tenure, skills and experience are included in each pool of candidates from which Board nominees are chosen, and reviewing the Company’s policies, programs and initiatives for employee diversity and inclusion and providing guidance to the Board on diversity matters;

5)
considering any director candidates recommended by stockholders pursuant to the procedures set forth in our bylaws and described herein;

6)
reviewing stockholder proposals and recommending Board responses;

7)
making recommendations to the Board regarding the selection and approval of the nominees for director to be filled by the Board or submitted to a stockholder vote at an annual or special meeting of stockholders;

8)
hiring and terminating any director search firm;

9)
reviewing the Board’s committee sizes, structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairperson annually; and

10)
renewing, proposing changes to the Board, or developing, as needed, our certificate of incorporation, bylaws, our Code of Business Conduct and other corporate governance policies.

No executives serve on our Nominating Committee. The Board has adopted a written charter for the Nominating Committee, which is available on our corporate website at https://investors.optioncarehealth.com/corporate-governance/highlights. Our website is not part of this notice.
Compensation Committee
The Compensation Committee is responsible for, among other matters:
1)
reviewing and approving annually the corporate goals and objectives applicable to the compensation of the CEO, evaluating at least annually the CEO’s performance in light of those goals and objectives, and making recommendations to the Board regarding the CEO’s compensation level based on this evaluation;

2)
reviewing and making recommendations to the Board regarding the compensation of all other executive officers;

3)
overseeing overall compensation and benefits programs and policies;

4)
reviewing, and making recommendations to the Board regarding, incentive compensation plans and equity-based plans;

5)
monitoring the effectiveness of non-equity based benefit plan offerings;

6)
set the composition of the peer company group used for market comparison for executive compensation;

7)
evaluating on a periodic basis the competitiveness of  (a) the compensation of our CEO and the executive officers (b) the compensation of our non-employee directors and (c) our overall compensation plans;

8)
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

9)
conducting the independence assessment outlined in the Nasdaq listing guidelines with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

10)
reviewing and discussing with management our Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, and determine whether or not to recommend the CD&A and related executive compensation information be included in the Company’s annual report on Form 10-K and proxy statement; and

11)
reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk.

The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.optioncarehealth.com/corporate-governance/highlights. Our website is not part of this notice.

Quality and Compliance Committee
Our Quality and Compliance Committee is responsible for, among other matters:
1)
overseeing our Corporate Compliance and Ethics Program;

2)
overseeing compliance with applicable laws, such as statutes of Medicare and Medicaid, HIPAA, statutes of the FDA and DEA and requirements of applicable pharmacy licensing authorities;

3)
overseeing compliance with settlement agreements and government authorities;

4)
overseeing compliance with our own Code of Business Conduct;

5)
overseeing, monitoring and evaluating the quality of patient care and safety;

6)
overseeing adherence to accreditation standards;

7)
reviewing compliance hotline reports; and

8)
approving the appointment of and evaluating the Chief Compliance and Privacy Officer.

Finance and Investment Committee
Our Finance and Investment Committee is responsible for; among other matters:
1)
assisting management and the Board in evaluating the capital expenditure budget, monitoring spending relative to the budget and has the authority to approve capital expenditures in excess of the budget of up to $5 million;

2)
overseeing and evaluating all M&A investments, acquisitions, joint ventures, strategic alliances and divestiture transactions and has the authority to approve all transactions with a transaction value up to $25 million;

3)
overseeing our integration planning process for all transactions within the Finance and Investment Committee’s scope of oversight;

4)
evaluating completed transactions; and

5)
overseeing and approving all third party debt financings and any related interest rate hedging agreements and have the authority subject to our certificate of incorporation to amend terms to existing debt facilities and approve the incurrence of new debt to finance investments authorized by this charter or otherwise approved by the Board.

Board Leadership Structure
The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent, Madison Dearborn Partners (“MDP”) and Walgreens-affiliated and management directors that make up our Board, along with the role of our Chairman and our Board Committee composition, benefits Option Care and its stockholders.
Independence; Board Mix
Our Board has an effective mix of independent and management directors. Our Board includes five independent Directors, two of whom were formerly on the BioScrip board and stayed on our Board following the Merger; our CEO, John C. Rademacher; two representatives from MDP and two representatives from Walgreens Boots Alliance. Our non-executive chairman, Mr. Kraemer, is an independent Director.
Self-Evaluation
Our Nominating Committee conducts an annual performance evaluation to determine whether the Board, its committees, and the directors are functioning effectively. The evaluation focuses on the Board’s and the committees’ contributions to us and has an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board evaluates whether the current leadership structure continues to be appropriate for Option Care and its stockholders.
Risk Oversight
The Board, as a whole and through the Audit Committee, oversees our risk management program, which is designed to identify, evaluate, and respond to our high priority risks and opportunities. The risk management program facilitates constructive dialog at the senior management and Board level to proactively realize opportunities and manage risks. Our Audit Committee reviews our policies and practices with respect to risk assessment and risk management. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company and provides regular updates to the Audit Committee and annual updates to the full board on the risk management program and reports on the identified high priority risks and opportunities. The Compensation Committee also reviews our incentive compensation programs to determine whether they encourage excessive risk taking.
Code of Business Conduct
We have adopted a Code of Business Conduct that applies to all of our employees, officers, directors and certain contracted workers, including those officers responsible for financial reporting. Our Code of Business Conduct is available on our website at https://investors.optioncarehealth.com/corporate-governance/highlights. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website in compliance with Item 5.05 on Form 8-K, at https://investors.optioncarehealth.com. Our website is not a part of this notice.
Hedging Policy
Our Insider Trading Policy prohibits buying or selling puts, calls, straddles, collars or other similar risk reduction devises on our securities.
Compensation Committee Interlocks and Insider Participation
No interlocking relationships exist between the members of our Board and the Board or compensation committee of any other company.
Communications by Stockholders and Other Interested Parties with the Board of Directors
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-MDP or Walgreens directors as a group, by sending regular mail to:
Option Care Health, Inc.
3000 Lakeside Dr. Suite 300N
Bannockburn, IL 60015
ATTN: Board of Directors
or by email at investor.relations@optioncare.com.
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Option Care will receive the communications and process them before forwarding them to the addressee. Option Care may also refer communications to other departments within Option Care. Option Care generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Option Care.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Option Care as of March 31, 2020:
Name	Age	Position
John Rademacher	53	Chief Executive Officer
Mike Shapiro	49	Chief Financial Officer
Harriet Booker	53	Chief Operating Officer
Clifford Berman	60	General Counsel
Christopher Hartman	53	Chief Growth Officer
Rich Denness	53	Chief Strategy Officer
John Rademacher is the Chief Executive Officer and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance — Director Nominees.”
Michael Shapiro is the Chief Financial Officer of Option Care, a position he has held since since August 2015. Prior to joining Option Care, Mr. Shapiro was the Senior Vice President and Chief Financial Officer of Catamaran Corporation, a previously publicly-traded pharmacy benefits management company that is now part of UnitedHealth Group’s Optum Rx division, from March 2014 to July 2015 and Senior Vice President, Finance of Catamaran Corporation from February 2012 to March 2014. Prior to his roles at Catamaran Corporation, Mr. Shapiro was Vice President and Chief Financial Officer of Rexnord Corporation, a publicly-traded global industrial company, from February 2010 to November 2011. Prior to that, Mr. Shapiro served as Vice President, Finance and Business Development for the Renal Division of Baxter International Inc., a publicly-traded global medical device and biopharmaceutical manufacturer. Mr. Shapiro, who joined Baxter in 1995, also held various other positions with Baxter, including Vice President, Corporate Financial Planning and Analysis; Vice President and Assistant Treasurer, Corporate Treasury; Director of Investor Relations, Corporate; Director of Global Operations Finance, BioScience Division; and Director of Global Operations Finance, BioScience Division. Mr. Shapiro, a certified public accountant (not licensed), began his career at Deloitte & Touche LLP, a public accounting firm. Mr. Shapiro holds an M.B.A. from the Graduate School of Business at the University of Chicago and a bachelor’s degree in Accounting from Miami University.
Harriet Booker is the Chief Operating Officer of Option Care, a position she has held since August 2019. Ms. Booker is the Chief Operations Officer of BioScrip, Inc., a position she has held since November 2017. She became the Chief Operating Officer of Option Care at the Merger. Prior to that, Ms. Booker served as an Executive Advisor at Kate Farms, Inc., a food and beverages company, from January 2017 to November 2017. Ms. Booker was the Interim Senior Vice President, Revenue Cycle Management of Option Care from April 2016 to December 2016. Prior to her roles with Option Care, Ms. Booker served as the Chief Sales Officer of CVS Specialty Infusion Services, a home infusion and specialty pharmaceutical distribution services, and its predecessor organization, Coram Specialty Infusion, from January 2014 to April 2015. Ms. Booker held several other executive positions during her seven-year tenure at CVS Specialty Infusion Services, including Chief Commercial Officer from 2012 to 2014, Executive Vice President from 2010 to 2012, and Senior Vice President, Sales from 2009 to 2010. Ms. Booker also served in leadership roles for Option Care (and Walgreens-Option Care) from 2002 to 2008, including Director of Sales Operations, Vice President of Managed Care Sales, and Vice President of Sales and Marketing. Ms. Booker holds an M.B.A. from Tulane University — A.B. Freeman School of Business and a B.S. in English and political science from University of Colorado Boulder.
Chris Hartman serves as the Chief Growth Officer of Option Care, a position he has held since January 2018. Before joining Option Care, Mr. Hartman served as Vice President, North America for Stryker Neurovascular, a division of Stryker Corporation, a publicly-traded medical technology company, from April 2014 to January 2018. Prior to that, Mr. Hartman led the U.S. Sales Team for Baxter Healthcare Corporation’s BioSurgery Group from October 2012 to March 2014. Mr. Hartman also spent 16 years with Boston Scientific Corporation, a publicly-traded medical device company, in sales and marketing leadership roles within the Cardiology, Cardiac Rhythm Management and Endoscopy Divisions. Mr. Hartman

served as a lieutenant in the U.S. Navy aboard the USS Chancellorsville in support of Operation Desert Storm. Mr. Hartman holds an M.B.A. from the Kellogg School of Management at Northwestern University and bachelor’s degree in Economics from the University of Michigan.
Clifford Berman is the General Counsel of Option Care, a position he has held since August 2015. Prior to joining Option Care, Mr. Berman was the Senior Vice President, General Counsel and Corporate Secretary for Catamaran Corporation, a previously publicly-traded pharmacy benefits management company that is now part of UnitedHealth Group’s Optum Rx division, from March 2008 to July 2015. Prior to that, Mr. Berman was the Division Counsel, Legal Regulatory and Compliance, for Abbott Laboratories, a publicly-traded pharmaceutical company, where he worked from December 2002 to March 2008. Prior to that, Mr. Berman was Executive Vice President and General Counsel of Allscripts Healthcare Solutions, Inc., a publicly-traded healthcare information technology company, where he worked from July 1998 to December 2002. Before that, he worked as in-house counsel at Baxter Healthcare Corp. and Caremark, Inc. Mr. Berman holds a Bachelor of Science in Pharmacy degree from the University of Michigan, a J.D. from Loyola University of Chicago Law School, and an M.B.A. from the Graduate School of Business at the University of Chicago.
Rich Denness is the Chief Strategy Officer of Option Care, a position he has held since August 2019. Mr. Denness was the Senior Vice President, Chief Commercial Officer of BioScrip, a position he held from July 2018 until the Merger. Prior to joining BioScrip, Mr. Denness was the Managing Director and Global Healthcare Lead at North Highland Consulting, a consulting company, from September 2017 to July 2018. Prior to that, he was a Managing Director, Western United States, at Proudfoot Consulting, a consulting company, from July 2013 to September 2017. Prior to that, he served in various leadership positions, including General Manager, Australia/New Zealand at Schering-Plough, a pharmaceutical company, President at IVAX Laboratories (now Teva Respiratory), a pharmaceutical company, Vice President and General Manager, Neurology at UCB, Inc., a formerly publicly-traded biopharmaceutical company and Chief Executive Officer and director of Vycor Medical, Inc. a publicly-traded pharmaceutical company. Mr. Denness holds a B.S. in marketing and finance from Missouri State University.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis (CD&A)
As used in this Compensation Discussion and Analysis (or CD&A) and the compensation tables that follow, the terms “Option Care Health,” “Company,” “our,” “us,” and “we” refer to Option Care Health, Inc., a Delaware Corporation.
Introduction
This CD&A describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers (“NEOs”). The following table lists our NEOs for 2019.
Name	Principal Position
John Rademacher	Chief Executive Officer, President & Director
Michael Shapiro	Chief Financial Officer & Senior Vice President
Harriet Booker	Chief Operating Officer
Rich Denness	Chief Strategy Officer
Clifford Berman	General Counsel
Daniel E. Greenleaf	Former President & Chief Executive Officer of BioScrip
Stephen Deitsch	Former Senior Vice President, Chief Financial Officer & Treasurer of BioScrip
Kathryn Stalmack	Former Senior Vice President, General Counsel & Corporate Secretary of BioScrip
As a result of the Merger, our NEOs for 2019 consist of certain individuals who served as executive officers of BioScrip before the Merger, as well as the individuals who served as our executive officers after the Merger. Mr. Greenleaf  (former President & CEO of BioScrip), Mr. Deitsch (former SVP, CFO & Treasurer of BioScrip), and Ms. Stalmack (former SVP, GC, & Secretary of BioScrip) (the “Former BioScrip NEOs”) each terminated employment in connection with the Merger.
In addition to describing the material elements of compensation awarded to, earned by, or paid to each of our NEOs for 2019, this CD&A describes our philosophy behind and objectives for executive compensation, as well as the manner in which we award, and our NEOs earn, such compensation. Finally, this CD&A is intended to supplement the data presented in the Summary Compensation Table and other compensation tables that follow the CD&A.
We effected a reverse stock split on February 3, 2020, and thus all share amounts and exercise prices are shown on a post-split basis.
Compensation Philosophy and Objectives
Our philosophy is to align our executive compensation with the interests of our stockholders by basing our more fundamental compensation decisions on financial objectives that our Board believes have a meaningful impact on long-term stockholder value. A significant goal of our executive compensation program is to help ensure that we hire and retain talented and experienced executives who are motivated to achieve our short-term and long-term corporate goals. Our executive compensation program is intended to reinforce a strong pay-for-performance orientation and to serve the following purposes:
•
to reward our NEOs for sustained financial and operating performance and strong leadership;

•
to align our NEOs’ interests with the interests of our stockholders; and

•
to encourage our successful NEOs to remain with us for the long term.

Underpinning our compensation philosophy is the belief that we are a growth company with the potential to have a significant impact on the home and alternate site infusion services industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by our Compensation Committee and the Board should reflect that growth orientation.
Compensation Strategy
The Compensation Committee has numerous tools at its disposal to help Option Care Health accomplish its short- and long-term performance goals. The Compensation Committee generally chooses to utilize those tools as follows in its administration and oversight of our executive compensation program, taking into consideration among other things management’s evaluation of our past performance and our future projected performance.
Peer Group Selection
The Compensation Committee selects a peer group for compensation comparison purposes based on the Company’s size, business, revenue, market capitalization and other factors.
Meaningful Portion of Compensation “At Risk”
We believe in a strong link between NEO compensation and the Company’s short-term and long-term financial performance. As such, we believe annual bonuses and long-term incentive compensation for our NEOs should be “at risk” or based upon Company performance and/or the satisfactory achievement of meaningful financial and other performance-related goals and objectives. Our compensation program is designed to align with stockholder value creation, with the objective of delivering strong returns to stockholders.
How Elements of Our Executive Compensation Program are Related to Each Other
The various components of our compensation program are related but distinct and are designed to emphasize “pay-for-performance,” with a meaningful portion of total compensation reflecting a risk aspect tied to our and our stockholders’ long-term and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a significant component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience, and responsibilities, and other relevant considerations such as rewarding strong performance. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
2019 Compensation Program
Independent Compensation Consultant
For the first part of 2019, the Compensation Committee retained ClearBridge Compensation Group (“ClearBridge”) to advise it on compensation practices for our NEOs. Specifically, ClearBridge reviewed our compensation peer group and our compensation structure for our NEOs, developed and recommended targets for our executive compensation program by analyzing the compensation structures of our peer group companies and market trends, and provided advice to the Compensation Committee on our executive compensation structure and program based on ClearBridge’s analysis. The Committee had reviewed the independence of ClearBridge in accordance with its charter, applicable SEC rules and Nasdaq listing requirements. After review and consultation with ClearBridge, the Committee determined that ClearBridge was independent, and that there was no conflict of interest resulting from retaining ClearBridge.
In October 2019, the Compensation Committee approved the engagement of Pearl Meyer & Partners (“Pearl Meyer”) to advise it on compensation practices for our NEOs on a go-forward basis. The Committee reviewed the independence of Pearl Meyer and will continue to do so annually in accordance with its charter, applicable SEC rules and Nasdaq listing requirements. After review and consultation with Pearl

Meyer, the Committee determined that Pearl Meyer is independent, and that there is no conflict of interest resulting from retaining Pearl Meyer.
Peer Group
In determining compensation, the Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry in an attempt to ensure that our programs are market competitive. The Compensation Committee, in consultation with ClearBridge, considered several factors in selecting an industry-specific compensation peer group for our 2019 compensation program, including the company’s size, business, revenue, market capitalization and, other factors. As a result, the Compensation Committee approved the following entities: RadNet, Diversicare Health Services, Diplomat Pharmacy, Inc. RadNet, Inc. The Ensign Group, Inc. American Renal Assoc. Holdings, Inc LHC Group, Inc. Tivity Health, Inc. Chemed Corp. Diversicare Healthcare Services, Inc. Amedisys Inc. Capital Senior Living Corporation Civitas Solutions, Inc. Addus HomeCare Corporation National HealthCare Corporation. While the Compensation Committee generally considered all information available to it when determining NEO compensation for 2019, including the compensation data provided by ClearBridge in respect of the Company’s peer group, the Committee did not engage in any benchmarking of NEO compensation for 2019.
Consideration of Say-on-Pay Vote
We hold an advisory stockholder vote on executive compensation (a “Say-on-Pay vote”) every year, most recently in 2019, based on the preference expressed by our stockholders at our 2017 Annual Meeting. In the 2019 Say-on-Pay vote, approximately 68% of votes cast approved, on an advisory basis, the compensation for our NEOs. The Compensation Committee did not take any specific actions with respect to 2019 compensation decisions for our NEOs as a result of the 2019 Say-on-Pay vote, in part because of the transformative nature of the Merger on the Company in 2019. The Compensation Committee intends to continue to consider the results of future Say-on-Pay votes when making compensation decisions.
Elements of Executive Compensation for 2019
Our executive compensation program in 2019 was comprised of three primary elements: base salary; annual incentive awards; and long-term equity compensation. Annual incentive awards and long-term equity compensation represent the performance-based elements of our compensation program. The performance goals tied to these compensation elements are flexible in application and can be tailored to meet our specific objectives. The amount of a specific individual’s annual incentive award for a performance period is intended to reflect that individual’s relative contribution to the Company in achieving or exceeding our annual goals, and the amount of an individual’s long-term incentive compensation is intended to reflect the individual’s expected contribution to the Company performance periods.
Base Salaries
Each NEO’s base salary is a fixed component of compensation each year for performing specific job duties and functions. Base salary is an integral component of our compensation and a crucial aspect of retaining top executive talent. The following table sets forth each NEO’s annual base salary rate for 2019:
Name	Annual Base Salary Rate
John Rademacher	$489,250
Michael Shapiro	$384,367
Harriet Booker	$475,000
Rich Denness	$360,000
Clifford Berman	$294,007
Daniel E. Greenleaf	$750,000
Stephen Deitsch	$375,000
Kathryn Stalmack	$338,000

Annual Incentive Awards
For 2019, our NEOs were awarded annual incentives for pre- and post-Merger service, as described below.
Pre-Merger Option Care Health Plan
Prior to the Merger, Option Care Health maintained an annual bonus plan under which each of Messrs. Rademacher, Shapiro, and Berman was eligible to earn a bonus in an amount equal to a percentage of his base salary based on the achievement of individual and corporate objectives established by Option Care Health. We determined, in connection with the Merger, that no bonuses would be paid under the plan, and instead that transaction bonuses would be paid in recognition of pre-Merger service. The Company established a new bonus plan for 2019 performance after the Merger, as described in further detail below under “Post-Merger Bonus Plan.”
Transaction Bonuses
The Merger was a significant achievement for the Company, both financially and strategically. Our management team, led by our NEOs, was integral to the successful completion of the Merger. This milestone accomplishment required the significant efforts of our NEOs in identifying, developing, and executing the Merger, while also maintaining focus on their regular management responsibilities. In connection with the closing of the Merger, we reviewed our NEOs’ respective contributions and determined that it was important to recognize the NEOs accordingly. In light of the fact that the Merger was not factored into any element of our 2019 executive compensation program (described above under “Elements of Executive Compensation for 2019”), we determined that is was appropriate to award one-time, special transaction bonuses to our NEOs, as follows:
Name	Bonus Amount
John Rademacher	$175,000
Michael Shapiro	$125,000
Clifford Berman	$70,000
Pre-Merger BioScrip Plan
Prior to the Merger, BioScrip maintained an annual bonus plan under which each of Messrs. Denness, Greenleaf, and Deitsch and Mses. Booker and Stalmack was eligible to earn a bonus in an amount equal to a percentage of his or her base salary based on the achievement of individual, corporate, and departmental or business unit objectives established by BioScrip. Under the Merger Agreement, BioScrip employees became entitled to receive 70% of their target annual bonuses, prorated by 7/12ths to approximate the closing date of the Merger. For 2019, based on the foregoing, we paid pre-Merger annual bonuses to the Bioscrip NEOs, as follows:
Name	Bonus Amount
Harriet Booker	$138,803
Rich Denness	$120,408
Daniel E. Greenleaf	$313,562
Stephen Deitsch	$125,425
Kathryn Stalmack	$113,049
Post-Merger Bonus Plan
Following the Merger, the Compensation Committee adopted an incentive plan for our combined Company under which select employees, including our currently employed NEOs, were eligible to earn a prorated bonus based on our adjusted EBITDA for the fourth quarter of 2019 (the “Post-Merger Bonus Plan”). In accordance with our historical practices, these bonuses were calculated as a percentage of base salary, prorated to equal 5/12ths of full-year bonuses, and were designed to motivate our NEOs to achieve our fourth-quarter goals based on our strategic, financial, and operating performance objectives. The Post-Merger Bonus Plan was also designed to motivate our NEOs to continuously improve our business performance and to promote a results-oriented business culture.
We used adjusted EBITDA for the fourth quarter of 2019 as the sole performance measure for the Post-Merger Bonus Plan. We did not guarantee bonuses under the Post-Merger Bonus Plan for our NEOs. We established the following goals for adjusted EBITDA for the fourth quarter of 2019: threshold — $57 million; target — $60 million; maximum — $80 million. Under the Post-Merger Bonus Plan, achievement levels between threshold and target would have resulted in payouts from 50% to 100% of target awards, and achievement levels between target and maximum would have resulted in payouts from 100% to 150% of target awards.
Our actual adjusted EBITDA for the fourth quarter of 2019 was approximately $53 million. As a result, we fell just short of achieving the threshold goal under our Post-Merger Bonus Plan. The Compensation Committee nevertheless chose to award post-Merger bonuses to our NEOs to recognize the significant efforts of these NEOs in respect of the successful integration of BioScrip and Option Care, as well as the NEOs’ continuing leadership through the post-Merger transition period, their support of business development activities, their provision of strategic and tactical advice to the Board, their commitment to ethics and integrity and driving a culture of compliance, and their successful development and management of external partnerships.
Based on the foregoing, we paid the following bonuses to our NEOs for their significant post-Merger efforts:
Name	Bonus Amount
John Rademacher	$183,469
Michael Shapiro	$121,716
Harriet Booker	$150,417
Rich Denness	$101,250
Clifford Berman	$64,314
Total Payouts of Annual Bonuses for 2019
For 2019, as described above, our NEOs were assigned target bonuses and we paid total annual bonuses to each NEO as follows:
Name	Target Bonus Percentage	Target Bonus Amount	Actual Bonus Amount
John Rademacher	100%	$489,250	$358,469
Michael Shapiro	80%	$307,494	$246,716
Harriet Booker	80%	$380,000	$289,220
Rich Denness	80%	$288,000	$221,658
Clifford Berman	60%	$176,404	$134,314
Daniel E. Greenleaf	100%	$750,000	$313,562
Stephen Deitsch	80%	$300,000	$125,425
Kathryn Stalmack	80%	$270,400	$113,049
Adjusted EBITDA
As noted above, we used adjusted EBITDA as a performance measure under our annual incentive plan, which is not a measurement of financial performance under GAAP. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. We believe that adjusted EBITDA provides useful information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of adjusted EBITDA to the most comparable GAAP financial measure, please see the schedules to our earnings release for the fourth quarter and full year 2019 filed on Form 8-K with the SEC on March 5, 2020.
Long-Term Equity Compensation
Although we do not have a formal policy covering the grant of equity compensation awards to our NEOs, we believe that equity compensation provides our NEOs with a strong link to our long-term performance, creates an ownership culture, and helps to align the interests of our NEOs and our stockholders. Accordingly, the Compensation Committee (or the Board) periodically reviews the equity compensation of our NEOs and from time to time may grant awards as it deems appropriate.
Option Care Health, Inc. 2018 Equity Incentive Plan
Our 2018 Equity Incentive Plan (“EIP”) was approved at the annual meeting of BioScrip stockholders on May 3, 2018. Each of our NEOs is eligible to participate in the EIP, which allows for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, stock grants, and performance units to key employees and directors. The Compensation Committee determines the size and vesting terms of all awards made under the EIP, and administers all other aspects of the plan. The Committee takes into account a number of factors when making awards under the EIP, including, among others, the eligible employee’s expected contribution to the long-term success of the Company and information gathered by the Compensation Committee regarding compensation paid to similarly situated executives at companies in our compensation peer group.
The Compensation Committee did not approve any equity awards under the EIP in 2019 before the Merger. The Committee determined to postpone any such approvals until after the Merger so that it would have the full benefit of information regarding any Merger-related management transitions. Following the Merger, the Compensation Committee approved the following equity awards to our legacy BioScrip NEOs who continued in employment with us after the Merger, in each case in order to further align such NEOs’ interests with the interests of our stockholders: 31,780 restricted stock units to Ms. Booker and 26,869 restricted stock units to Mr. Denness.
HC Group Equity Incentives
The Compensation Committee did not grant any awards under the EIP to Mr. Rademacher, Mr. Shapiro, or Mr. Berman in 2019, in large part because each of these NEOs has a meaningful indirect ownership stake in the Company through holdings in HC Group, which as noted above controls a majority of our outstanding common stock. Each of Messrs. Rademacher, Shapiro, and Berman has invested personally in HC Group through the purchase of a combination of preferred and common units (“Purchased Units”) and has also been granted management incentive units in HC Group that are intended to constitute “profits interests” under the Internal Revenue Code (“Incentive Units”). Both the value of the Purchased Units and the value of the Incentive Units are inextricably linked to the value of the Company’s common stock, given HC Group’s substantial stake in the Company. All of the Purchased Units were issued pursuant to management unit purchase agreements, and all of the Incentive Units were issued pursuant to unit award agreements, in each case between HC Group and Messrs. Rademacher, Shapiro, and Berman, respectively, and under such agreements, each such NEO became a “management investor” in HC Group.
Due to the fact that each of Messrs. Rademacher, Shapiro, and Berman has paid for his respective Purchased Units, those units are considered “vested” upon issuance. As to the Incentive Units, typically: one-half are “time units” that generally vest 40% on the second anniversary of the grant date and 60% on a daily, straight-line basis from the second anniversary of the grant date through the fifth anniversary of the grant date, subject to the NEO’s continued employment, with accelerated vesting upon certain sale transactions involving HC Group; and the remaining one-half are “performance units” that vest based on the level of HC Group’s investor cash inflows vs. outflows. See Footnote 10 to the Outstanding Equity Awards at Fiscal Year-End table below for further information regarding the Purchased Units and the Incentive Units.

Other Compensation
In addition to base salary and annual and long-term performance-based compensation, our NEOs are also eligible for the following benefits on a similar basis as our other eligible employees:
•
health, dental, and vision insurance;

•
paid-time-off, including vacation, personal holidays, and sick days;

•
life insurance and supplemental life insurance; and

•
short-term and long-term disability insurance.

Retirement Benefits
We maintain a 401(k) retirement savings plan (“401(k) Plan”) under which all of our employees (including our NEOs) are eligible to participate. The 401(k) Plan includes a deferral feature under which a participant may elect to defer his or her compensation by up to the statutorily prescribed IRS limits. Currently, we also match 100% of the participant contributions to the 401(k) Plan up to 4% of the participant’s annual eligible earnings. We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.
Other than the 401(k) Plan, we do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.
Merger Consideration
The employment of each of the Former BioScrip NEOs terminated in connection with the Merger. Each of these individuals received severance benefits in connection with his or her termination. These amounts are reflected below in the Summary Compensation Table and other executive compensation tables provided below.
Employment Agreements with NEOs
The Company is party to an employment agreement with each of Messrs. Rademacher, Shapiro, Booker, Denness and Berman.
Employment Agreement with John Rademacher
The Company is party to an employment agreement with Mr. Rademacher dated February 23, 2018. In the event of a termination of Mr. Rademacher’s employment by the Company without “cause” (or by Mr. Rademacher’s resignation within 30 days following a “sale of the company” in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular payroll installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by the Company) for a period of 18 months following such termination. Mr. Rademacher will also be entitled to payment of  (i) any unpaid annual bonus earned for any completed fiscal year and a pro rata bonus for the fiscal year in which such termination occurs, which bonus will be payable in equal installments over the 18-month severance period on regular payroll dates.
Mr. Rademacher’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects the Company’s proprietary information, developments and other intellectual property, (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers or suppliers during and for 18 months following employment, (iii) a non-compete covenant that prohibits him from competing against the Company during the term of his employment and for 18 months after employment.

Employment Agreement with Michael Shapiro
The Company is party to an employment agreement with Mr. Shapiro dated October 13, 2015. In the event of a termination of Mr. Shapiro’s employment by the Company without “cause” (or by Mr. Shapiro’s resignation within 30 days following a “sale of the company” in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular payroll installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by the Company) for a period of 12 months following such termination. Mr. Shapiro will also be entitled to payment of any unpaid annual bonus earned for any completed fiscal year and a pro rata bonus for the fiscal year in which such termination occurs, which bonus will be payable in equal installments over the 12-month severance period on regular payroll dates.
Mr. Shapiro’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects the Company’s proprietary information, developments and other intellectual property, (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers or suppliers during employment and for 12 months after employment, (iii) a non-compete covenant that prohibits him from competing against the Company during employment and for 12 months after employment.
Employment Agreement with Clifford Berman
The Company is party to an employment agreement with Mr. Berman dated August 3, 2015. Under the agreement, in the event of a termination of Mr. Berman’s employment by the Company without “cause” (or by Mr. Berman’s resignation within 30 days following a “sale of the company” in which he is not retained in his current or comparable position at a principal work location within 75 miles of his principal work location at the time of such sale), he is entitled to continue to receive a cash amount equal to his base salary, payable in regular payroll installments, and to continue to participate in health benefit plans for senior executive employees (to the extent permitted under the terms of such plans and programs and such participation would not result in excise or other similar taxes payable by the Company) for a period of 12 months following such termination. Mr. Berman will also be entitled to payment of  (i) any unpaid annual bonus earned for any completed fiscal year and (ii) a pro rata bonus for the fiscal year in which such termination occurs will be payable in equal installments over the 12-month severance period on regular payroll dates.
Mr. Berman’s employment agreement contains the following restrictive covenants: (i) a perpetual confidentiality provision that protects the Company’s proprietary information, developments and other intellectual property, (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers or suppliers during and for 12 months following employment, (iii) a non-compete covenant that prohibits him from competing against the Company during the term of his employment and for 12 months after employment.
Employment Agreement with Harriet Booker
The Company entered into an employment agreement with Harriet Booker on June 3, 2019. Ms. Booker received a long-term incentive equity grant of time-based restricted stock units which will fully vest on the first anniversary of the Merger subject to her continued employment through the first anniversary of the Merger or earlier termination of her employment without cause, her resignation for good reason or as a result of her death or disability.
If Ms. Booker’s employment terminates without cause, but not due to her death or disability, at any time following the first anniversary of the Merger, she will be entitled to receive severance benefits consisting of the sum of  (i) her annual base salary plus a pro rata bonus for the fiscal year in which the termination occurs, payable until 12 months following date of termination, and (ii) a portion of her medical premium for 12 months. In addition, Ms. Booker will receive a cash retention bonus on the first anniversary of the Merger if she is employed on such date, or experiences an involuntary termination (i.e., termination by the Company without cause, resignation with good reason, death, or disability).

Employment Agreement with Rich Denness
The Company entered into an employment agreement with Rich Denness on June 8, 2019. Mr. Denness received a long-term incentive equity grant of time-based restricted time units which will fully vest on the first anniversary of the Merger subject to his continued employment through the first anniversary of the Merger or earlier termination of his employment without cause, his resignation for good reason or as a result of his death or disability. In addition, Mr. Denness will receive a cash retention bonus on the first anniversary of the Merger if he is employed on such date, or experiences an involuntary termination (i.e., termination by the Company without cause, resignation with good reason, death or disability). Additionally, if Mr. Denness’s employment terminates by the company without cause, but not due to death or disability, at any time following the first anniversary of the Merger, he will be entitled to receive a sum of  (i) his annual base salary, plus (ii) a pro rata bonus for the fiscal year in which such termination occurs, payable in accordance with the normal payroll process until 12 months from the date of such termination, and (iii) a portion of his medical premium for 12 months.
Anti-Hedging
Our Insider Trading Policy, which covers all of our NEOs, prohibits buying or selling puts, calls, straddles, collars or other similar risk reduction devises on our securities.
Accounting Considerations
We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. We account for stock-based incentive compensation expense in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”).
Tax Considerations; Deductibility of Compensation
When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our NEOs in excess of  $1 million per person in a year will not be fully deductible.
Compensation Risk Assessment
As a publicly-traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the company. We do not believe that our incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this annual report.
Compensation Committee
John Arlotta
David Golding
Tim Sullivan
Mark Vainisi

EXECUTIVE COMPENSATION TABLES
As a result of the Merger, our NEOs for 2019 consist of certain executive officers of BioScrip before the Merger, as well as the individuals who served as our executive officers after the Merger. For Mr. Greenleaf, Mr. Deitsch, and Ms. Stalmack, the following tables reflect compensation from BioScrip before the Merger and in connection with their employment terminations. For Ms. Booker and Mr. Dennis, who served as executive officers before and after the Merger, the tables reflect compensation for 2019 both before and after the Merger.
The following table summarizes the compensation of the NEOs for the years ended December 31, 2019, 2018, and 2017 in accordance with SEC reporting rules.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Options ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
John C. Rademacher(6)(7) Chief Executive Officer, President & Director	2019	486,510	358,469	—	—	—	11,200	856,179
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Michael Shapiro(7) Chief Financial Officer & Senior Vice President	2019	382,565	246,716	—	—	—	11,013	640,294
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Harriet Booker(8) Chief Operating Officer	2019	438,077	289,220	382,628	—	—	—	1,109,925
	2018	415,000	—	650,543	—	—	—	1,065,543
	2017	30,327	—	86,876	293,847	—	—	411,050
Rich Denness(9) Chief Strategy Officer	2019	360,000	221,658	336,448	—	—	—	918,106
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Clifford Berman(7) General Counsel	2019	294,007	134,314	—	—	—	10,052	438,373
	2018	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—
Daniel E. Greenleaf(10) Former President & Chief Executive Officer	2019	475,962	313,562	—	—	—	759,136	1,548,660
	2018	749,519	—	2,979,665	382,125	—	—	4,111,309
	2017	725,000	—	1,154,363	—	268,250	24,956	2,172,659
Stephen Deitsch(11) Former Senior Vice President, Chief Financial Officer & Treasury	2019	237,981	125,425	—	—	—	703,135	1,066,541
	2018	375,000	—	752,398	76,425	—	—	1,203,823
	2017	252,404	—	327,466	211,504	76,331	—	867,705
Kathryn Stalmack(12) Former Senior Vice President, General Counsel & Corporate Secretary	2019	214,500	113,049	—	—	—	634,950	962,499
	2018	338,000	—	584,827	76,425	—	—	999,252
	2017	—	—	—	—	—	—	—

(1)
Amounts reflect base salary earned in the year, including any amounts voluntarily deferred under our qualified 401(k) plan and any nonqualified deferred compensation plan.

(2)
Amounts reflect annual cash incentive awards received by the NEOs, as described in “Compensation Discussion and Analysis — 2019 Compensation Program — Elements of Executive Compensation for 2019 — Annual Bonus Plans” in the CD&A above.

(3)
Amounts reflect the aggregate grant date fair value of stock awards granted in the year computed in accordance with ASC 718. For awards with a service-based vesting condition, the Company recognizes expense on a straight-line basis over the service period of the award. For awards with performance-based vesting conditions, the Company recognizes expense when it is probable that the performance conditions will be met. Consistent with SEC reporting rules, stock awards are reported in the year of grant.

(4)
Amounts reflect the aggregate grant date fair value of options in accordance with ASC 718. The actual value to be realized by a NEO depends on the performance of the Company’s stock and the length of time the award is held. No value will be realized with respect to any award if the Company’s stock price does not increase following the award’s grant date or if the NEO does not satisfy the vesting conditions. The amounts were determined using a Black-Scholes stock option valuation model. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs for the stock options.

(5)
Amounts for 2019 reflect (i) accrued severance payments to Mr. Greenleaf, Mr. Deitsch, and Ms. Stalmack and (ii) matching contributions under the Company’s retirement plan for Messrs. Rademacher, Shapiro, and Berman.

(6)
Mr. Rademacher serves on the Board, but is not paid additional compensation for such service.

(7)
Messrs. Rademacher, Shapiro, and Berman were appointed to their respective positions on August 6, 2019 and were not previously employed by the Company.

(8)
Ms. Booker joined the Company in December 2017 and her base salary for 2017 was $415,000 of which she received a pro-rated amount for the portion of the year that she was with the Company.

(9)
Mr. Denness joined the Company on July 9, 2018 but was not a NEO in 2018.

(10)
Mr. Greenleaf resigned from his position upon closing of the Mergers on August 6, 2019 and served as special advisor to the Board until February 2020.

(11)
Mr. Deitsch resigned from his position upon closing of the Mergers on August 6, 2019.

(12)
Ms. Stalmack resigned from her position upon closing of the Mergers on August 6, 2019 and was not a NEO in 2017.

Grants of Plan-Based Awards in Fiscal Year 2019
The following table provides information regarding equity plan awards granted to our NEOs in 2019.
			Estimated Future Payouts Under Non Equity Incentive Plan Awards(2)			All Other Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John C. Rademacher	Annual Incentive	—	101,927	203,854	407,708	—	—
Michael Shapiro	Annual Incentive	—	64,061	128,122	256,245	—	—
Harriet Booker	Restricted stock units(4)	8/16/2019	—	—	—	31,780	382,628
	Annual Incentive	—	79,167	158,333	316,667	—	—
Rich Denness	Restricted stock units(4)	3/13/2019	—	—	—	5,682	81,366
	Restricted stock units(4)	8/16/2019	—	—	—	21,187	255,091
	Annual Incentive	—	56,250	112,500	225,000	—	—
Clifford Berman	Annual Incentive	—	36,751	73,502	147,004	—	—
Daniel E. Greenleaf	—	—	—	—	—	—	—
Stephen Deitsch	—	—	—	—	—	—	—
Kathryn Stalmack	—	—	—	—	—	—	—

(1)
The equity awards were granted under the EIP. The cash awards were granted under our Post-Merger Bonus Plan.

(2)
These columns show post-Merger cash bonus awards granted under our Post-Merger Bonus Plan to the currently employed NEOs in 2019. See “Compensation Discussion and Analysis — 2019 Compensation Program — Elements of Executive Compensation for 2019 — Annual Bonus Plans — Post-Merger Bonus Plan” for additional information with respect to these amounts. The amounts reported in the table represent the threshold, target, and maximum cash bonus award guidelines established by the Compensation Committee.

(3)
The grant date fair value of each equity award was computed in accordance with ASC 718.

(4)
Reflects time-based restricted stock units granted under the EIP to the NEOs in 2019. Vesting generally occurs in one-third increments on the first, second, and third anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes equity awards in respect of the Company’s common stock held by our NEOs as of December 31, 2019. As reflected in the table immediately below and in the table following Footnote 10, Messrs. Rademacher, Shapiro, and Berman did not hold any Company common stock awards as of December 31, 2019, but each of these NEOs held — and continues to hold — a meaningful indirect ownership stake in the Company through holdings in HC Group, which entity owns approximately 80% of the Company.
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John C. Rademacher	—	—	—	—	—	*(10)	*(10)	—	—
Michael Shapiro	—	—	—	—	—	*(10)	*(10)	—	—
Harriet Booker	47,249(3)	—	—	10.12	11/28/2024
	—	—	—	—	—	31,780(4)	474,158	—	—
Rich Denness	3,655	7,310(5)	—	10.56	8/1/2028	—	—	—	—
	—	—	—	—	—	9,470(6)	141,292	—	—
	—	—	—	—	—	21,187(7)	316,110	—	—
Clifford Berman	—	—	—	—	—	*(10)	*(10)	—	—
Daniel Greenleaf	110,703(8)	—	—	4.44	8/8/2021	—	—	—	—
	57,106(9)	—	—	10.36	8/8/2021	—	—	—	—
Stephen Deitsch	—	—	—	—	—	—	—	—	—
Kathryn Stalmack	—	—	—	—	—	—	—	—	—

(1)
Option awards typically vest over a three-year period and, in certain instances, may fully vest upon a change in control of the Company. The stock options also typically have an exercise price that may not be less than 100% of its fair market value on the date of grant and are exercisable 10 years after the date of grant, subject to earlier termination in certain circumstances.

(2)
The value of the unvested restricted stock units is based on the Company’s closing stock price as of December 31, 2019 of  $14.92. Outstanding restricted stock units vest over a three-year period subject to continued service with the Company.

(3)
Represents vested and exercisable options granted under the Company’s 2008 Equity Incentive Plan.

(4)
Represents restricted stock units granted under the EIP scheduled to vest on August 6, 2020 subject to continued employment and accelerated vesting upon termination by the Company without cause or resignation for good reason.

(5)
Represents options granted under the EIP scheduled to vest annually through August 1, 2021.

(6)
Represents restricted stock units granted under the EIP scheduled to vest equally on August 1, 2020 and August 1, 2021 subject to continued employment.

(7)
Represents grant of restricted stock units granted under the EIP scheduled to vest on August 6, 2020 subject to continued employment and accelerated vesting upon termination by the Company without cause or resignation for good reason.

(8)
Represents vested and exercisable options granted under the EIP.

(9)
Represents vested and exercisable options granted under the EIP.

(10)
None of Messrs. Rademacher, Shapiro or Berman held any equity awards in respect of Company common stock as of December 31, 2019. However, each such NEO held a meaningful indirect ownership stake in the Company through holdings in HC Group, which entity owns approximately 80% of the Company. Each of Messrs. Rademacher, Shapiro, and Berman has invested personally in HC Group through the purchase of a combination of preferred and common units (“Purchased Units”) and has also been granted management incentive units in HC Group that are intended to constitute “profits interests” under the Internal Revenue Code (“Incentive Units”). Both the value of the Purchased Units and the value of the Incentive Units are inextricably linked to the value of the Company’s common stock, given HC Group’s substantial stake in the Company.

The following table summarizes the HC Group equity awards — both Purchased Units and Incentive Units — held by Messrs. Rademacher, Shapiro, and Berman as of December 31, 2019:
Name	Grant Date	Number of Preferred Purchased Units (#)(a)	Market Value of Preferred Purchased Units ($)(b)	Number of Common Purchased Units (#)(a)	Market Value of Common Purchased Units ($)(c)	Number of Incentive Units (#)(d)(e)	Market Value of Incentive Units ($)(f)
John C. Rademacher	11/24/2015	800	1,080,400	—	—	—	—
	03/30/2018	326	440,263	—	—	—	—
	11/24/2015	—	—	80,000	1,392,800	—	—
	03/30/2018	—	—	32,554	566,765	—	—
	11/24/2015	—	—	—	—	490,000	8,530,900
	05/02/2017	—	—	—	—	131,000	2,280,710
	11/20/2017	—	—	—	—	30,000	522,300
	02/02/2018	—	—	—	—	225,000	3,771,000
Michael Shapiro	10/13/2015	1,100	1,485,550	—	—	—	—
	10/13/2015	—	—	110,000	1,915,000	—	—
	10/13/2015	—	—	—	—	570,255	9,928,140
	05/31/2017	—	—	—	—	148,000	2,576,680
	11/20/2017	—	—	—	—	20,000	348,200
Clifford Berman	10/13/2015	750	1,012,875	—	—	—	—
	10/13/2015	—	—	75,000	1,305,750	—	—
	10/13/2015	—	—	—	—	165,000	2,872,650
	05/02/2017	—	—	—	—	42,000	731,220

(a)
Due to the fact that each of Messrs. Rademacher, Shapiro, and Berman has paid for his respective Purchased Units, those units are considered “vested” upon the grant date.

(b)
Values are based on the estimated market value of a Preferred Purchased Unit as of December 31, 2019.

(c)
Values are based on the estimated market value of a Common Purchased Unit as of December 31, 2019.

(d)
Except as provided in (e) below, with respect to the Incentive Units: one-half are “time units” that generally vest 40% on the second anniversary of the grant date and 60% on a daily, straight-line basis from the second anniversary of the grant date through the fifth anniversary of the grant date, subject to the NEO’s continued employment, with accelerated vesting upon certain sale transactions involving HC Group; and the remaining one-half are “performance units” that vest based on the level of HC Group’s investor cash inflows vs. outflows.

(e)
The Incentive Units granted to Messrs. Rademacher and Shapiro on November 20, 2017 cliff vest on the second anniversary of the grant date, subject to the NEO’s continued employment.

(f)
Values are based on the estimated market value of an Incentive Unit as of December 31, 2019, and also take into account any “participation threshold” applicable to the respective Incentive Unit (because, as noted above, the Incentive Units are intended to constitute “profits interests” under the Internal Revenue Code).

Options Exercises and Stock Vested During 2019
The following table represents information regarding the exercises of stock options and vesting of stock awards during 2019 for each NEO.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
John C. Rademacher	—	—	—	—
Michael Shapiro	—	—	—	—
Harriet Booker		—	69,422(5)	724,243
Rich Denness	—	—	21,071(6)	232,130
Clifford Berman	—	—	—	—
Daniel Greenleaf	—	—	527,509(7)	5,472,996
Stephen Deitsch	65,399	466,456	108,011(8)	1,130,370
Kathryn Stalmack	86,804	510,826	56,659(9)	538,973

(1)
Reflects the aggregate gross number of options exercised and includes any shares used to exercise such options and satisfy applicable taxes.

(2)
The value equals the Company’s stock price on the exercise date, minus the per share exercise price of the nonqualified stock option, multiplied by the number of shares acquired on exercise.

(3)
Reflects the aggregate gross number of restricted stock, restricted stock units and/or performance stock units that vested and were settled during 2019, and includes any amounts withheld for applicable taxes.

(4)
The value equals the Company’s stock price on the vesting date multiplied by the number of shares acquired on vesting.

(5)
Harriet Booker’s amount includes the following:

Award Type	Vesting Date	Number of Shares (#)	Value Realized ($)
Restricted stock units	4/11/2019	5,053	36,782
Restricted stock units	8/6/2019	10,105	107,919
Performance stock units	8/6/2019	37,865	404,398
Restricted stock units	8/6/2019	16,399	175,144

(6)
Richard Denness’s amount includes the following:

Award Type	Vesting Date	Number of Shares (#)	Value Realized ($)
Restricted stock units	8/1/2019	5,682	64,545
Restricted stock units	8/1/2019	4,735	53,790
Performance stock units	8/6/2019	10,654	113,785
(7)
Daniel Greenleaf’s amount includes the following:

Award Type	Vesting Date	Number of Shares (#)	Value Realized ($)
Restricted stock units	2/8/2019	16,088	231,016
Restricted stock units	4/11/2019	24,607	179,133
Restricted stock units	5/3/2019	49,432	391,499
Restricted stock units	8/6/2019	175,727	1,876,764
Performance stock unit	8/6/2019	261,655	2,794,582
(8)
Stephen Deitsch’s amount includes the following:

Award Type	Vesting Date	Number of Shares (#)	Value Realized ($)
Restricted stock units	2/8/2019	8,803	126,407
Restricted stock units	4/11/2019	4,922	35,827
Restricted stock units	5/3/2019	14,066	111,401
Restricted stock units	8/6/2019	9,843	105,118
Restricted stock units	8/6/2019	70,377	751,618
(9)
Kathryn Stalmack’s amount includes the following:

Award Type	Vesting Date	Number of Shares (#)	Value Realized ($)
Restricted stock units	4/5/2019	18,437	134,216
Restricted stock units	4/11/2019	2,461	17,914
Restricted stock units	8/6/2019	4,921	57,477
Restricted stock units	8/6/2019	30,840	329,366
Pension Benefits
Currently, the Company does not, and does not intend to, sponsor or adopt any pension plans (other than the 401(k) Plan).
Nonqualified Deferred Compensation
Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.
Potential Payments Upon Termination or Change of Control
The following table sets forth information regarding payments and benefits that would have been made to our currently employed NEOs had they experienced a termination of employment under specified circumstances or in the event of a change in control as of December 31, 2019. The table only includes information for employment terminations and change in control events that would have triggered vesting or severance-related payments or benefits, and assumes that each NEO would have taken all actions necessary to receive the maximum available benefit, such as execution of a release of claims. The precise amount that each of our NEOs would receive cannot be determined with certainty until a termination or a change in control has occurred.

Name	Severance ($)(1)	Equity ($)(2)	Total ($)
John C. Rademacher
Termination without cause (or resignation following sale of the Company)	1,187,500	—	1,187,500
Termination due to death or disability	475,000	—	475,000
Change in control (no termination)	—	—	—
Michael Shapiro
Termination without cause (or resignation following sale of the Company)	630,000	—	630,000
Termination due to death or disability	280,000	—	280,000
Change in control (no termination)	—	—	—
Harriet Booker
Termination without cause, for good reason, or due to death or disability	1,602,000	474,158	2,076,158
Change in control (no termination)	—	—	—
Rich Denness
Termination without cause, for good reason, or due to death or disability	1,278,000	316,110	1,594,110
Change in control (no termination)	—	—	—
Clifford Berman
Termination without cause (or resignation following sale of the Company)	494,591	—	494,591
Termination due to death or disability	176,404	—	176,404
Change in control (no termination)	—	—	—

(1)
The Company is party to employment agreements with its currently employed NEOs that provide for payments and benefits in the event of certain employment terminations. Please see “Compensation Discussion and Analysis — 2019 Compensation Program — Employment Agreements with NEOs” above for information regarding payments and benefits upon employment termination.

(2)
Represents the value of accelerated vesting of option awards and stock awards. Please see the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement for information regarding vesting upon a change in control of the Company and see “Compensation Discussion and Analysis — 2019 Compensation Program — Employment Agreements with NEOs” above for information regarding vesting upon employment termination.

Because Daniel Greenleaf, Stephen Deitsch, and Kathryn Stalmack separated from employment in 2019, they are not included in the table above. In connection with the Merger and Mr. Greenleaf’s separation from employment, Mr. Greenleaf became entitled to $3,000,001 in cash, representing two times the sum of his base salary and target annual bonus for 2019; $36,545, representing 12 months of company-paid COBRA coverage; full vesting of his 437,382 restricted stock units; full vesting of 36,901 stock options with an exercise price of  $4.44; and full vesting of 38,070 stock options with an exercise price of  $10.36. In connection with the Merger and Mr. Deitsch’s separation from employment, Mr. Deitsch received $675,000 in cash, representing the sum of his base salary and target annual bonus for 2019; $28,135, representing 12 months of company-paid COBRA coverage; and full vesting of his 80,220 restricted stock units. In connection with the Merger and Ms. Stalmack’s separation from employment, Ms. Stalmack received $608,400 in cash, representing the sum of her base salary and target annual bonus for 2019; $26,550, representing 12 months of company-paid COBRA coverage; and full vesting of her 35,761 restricted stock units.

Equity Compensation Plan Information
We currently maintain one equity compensation plan under which our equity securities are authorized for issuance: the Option Care Health, Inc. 2018 Equity Incentive Plan (the “EIP”). The following table provides information as of December 31, 2019 regarding outstanding awards under the EIP and securities remaining available for issuance under the EIP, all of which pertain to our common stock.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)(1)	(b)	(c)(2)
Equity Compensation Plans Approved by our Security Holders	876,537	$15.36	3,185,050
Equity Compensation Plans Not Approved by Our Security Holders	—	—	—
Total	876,537	$15.36	3,185,050

(1)
All awards reflected in this column (a) are under the EIP. Such awards include stock options and restricted stock units (which include both time-based and performance-based units). The restricted stock units are not taken into account for purposes of the weighted-average exercise price in column (b).

(2)
All securities reflected in this column (c) are shares of our common stock available under the EIP. We terminated the BioScrip, Inc. Employee Stock Purchase Plan in the fourth quarter of 2019, so no securities remained available for issuance under that plan as of December 31, 2019.

DIRECTOR COMPENSATION
This following section provides information regarding compensation policies for our non-employee directors, as well as fees paid and equity awards granted to these directors in 2019. As noted below, the composition of the Board changed in connection with the Merger, with certain legacy Option Care Health directors joining the Board, and certain legacy BioScrip directors exiting the Board.
The Board, with input from the Compensation Committee, has approved the following compensation program for non-employee directors.
Positions on the Board and Committees	Annual Fee
Non-employee director retainer fee	$70,000
Restricted stock unit (“RSU”) award (Chair)	$187,500
RSU award (non-Chair)	$125,000
Additional fee for serving as Chair of the Audit Committee	$22,000
Additional fee for serving as a member of the Audit Committee	$11,000
Additional fee for serving as a Chair of the Compensation Committee	$15,000
Additional fee for serving as a member of the Compensation Committee	$7,500
Additional fee for serving as Chair of the Nominating and Corporate Governance Committee	$10,000
Additional fee for serving as member of the Nominating and Corporate Governance Committee	$5,000
Additional fee for serving as Chair of the Quality and Compliance Committee	$10,000
Additional fee for serving as a member of the Quality and Compliance Committee	$5,000
Additional fee for serving as Chair of the Finance and Investment Committee	$10,000
Additional fee for serving as a member of the Finance and Investment Committee	$5,000
All non-employee directors are reimbursed for expenses incurred in connection with attending Board and annual meetings. The total 2019 compensation for our non-employee directors is shown in the following table. As reflected in Footnote 2 to the table, each of the individuals who served on the Board after the Merger elected to receive a significant portion of his or her 2019 fees in stock-settled Company RSUs.
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)
Harry M. Jansen Kraemer, Jr.(5)	157,000	187,500	344,500
John J. Arlotta	132,500	125,000	257,500
Elizabeth Q. Betten	95,000	125,000	220,000
David W. Golding	148,750	175,476	324,226
Alan Nielsen(6)	—	—	—
R. Carter Pate	263,613	198,059	461,672
Nitin Sahney	131,000	125,000	256,000
Timothy P. Sullivan	95,000	125,000	220,000
Mark Vainisi(6)	—	—	—
Michael Bronfein(7)	75,000	50,476	125,476
Michael Goldstein(7)	80,705	50,476	131,181
Stephen Neumann(7)(8)	168,355	50,476	218,831
Chris Shackelton(7)(9)	46,859	50,476	97,335

(1)
Mr. Rademacher, our CEO, also serves on the Board but is not included in this table since he was also an employee. Mr. Rademacher did not receive any additional compensation in 2019 for his service as a director. The total compensation for Mr. Rademacher’s service as an executive officer of the Company is shown in the 2019 Summary Compensation Table.

(2)
The fees reflected include the annual retainer fee and per-meeting fees earned by each non-employee director, committee member, and Chair based upon the above schedule of fees. Each of the individuals who served on the Board after the Merger (except for Messrs. Nielsen and Vainisi, who do not receive director fees) elected in November 2019 to receive his or her cash fees for service on the Board from August 2019 through May 2019 in stock-settled RSUs, in the following amounts: Mr. Arlotta — $82,500 / 6,157 RSUs; Ms. Betten — $95,000 / 7,090 RSUs; Mr. Golding — $77,500 / 5,784 RSUs; Mr. Kraemer — $107,000 / 7,985 RSUs; Mr. Pate — $81,000 / 6,045 RSUs; Mr. Sahney — $81,000 / 6,045 RSUs; and Mr. Sullivan — $95,000 / 7,090 RSUs.

(3)
The value of Stock Awards was determined in accordance with ASC 718 and represents grant date fair value. Each of the individuals who served on the Board after the Merger (except for Messrs. Nielsen and Vainisi, who do not receive director fees) received stock-settled RSUs in November 2019 for service on the Board from August 2019 through May 2020, in the following amounts, which are in addition to the RSUs each of the directors elected to receive in lieu of cash fees as reflected in Footnote 2: Mr. Arlotta — $125,000; Ms. Betten — $125,000; Mr. Golding — $125,000; Mr. Kraemer — $187,500; Mr. Pate — $125,000; Mr. Sahney — $125,000; and Mr. Sullivan — $125,000. At the end of 2019, the following directors held the following stock awards: Mr. Arlotta — 15,485 RSUs; Ms. Betten — 16,418 RSUs; Mr. Golding — 15,112 RSUs; Mr. Kraemer — 21,978 RSUs; Mr. Pate — 15,373 RSUs; Mr. Sahney — 15,373 RSUs; and Mr. Sullivan — 16,418 RSUs. The RSUs held by each director are scheduled to vest on the first three anniversaries of their grant date, and vesting accelerates upon termination without cause and upon a change in control, subject to the director’s continued service on the Board through each vesting date or event.

(4)
The following individuals received cash-settled RSUs in August 2019 for service on the BioScrip board of directors before the Merger, in the following amounts: Mr. Shackleton — $50,476; Mr. Golding — $50,476; Mr. Neumann — $50,476; Mr. Bronfein — $50,476; Mr. Goldstein — $50,476; and Mr. Pate — $73,059. These values, which represent grant date fair value, were determined in accordance with ASC 718.

(5)
Mr. Kraemer serves as Chairman of the Board.

(6)
Messrs. Nielsen and Vainisi declined the right to receive compensation for the year ended December 31, 2019.

(7)
Messrs. Bronfein, Goldstein, Neumann, and Shackelton served on the Board through August 6, 2019.

(8)
Fees due to Mr. Neumann were paid directly to KRG Capital Management LP, of which he is a limited partner.

(9)
Fees due to Mr. Shackleton were paid directly to Coliseum Capital Partners II, LP pursuant to a resolution of the Board.

Pay Ratio Disclosure
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of John Rademacher, our CEO at the end of 2019. To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees excluding the CEO, we identified our median employee as of December 31, 2019, taking into account all of our 5,890 full-time, part-time, and per diem hourly employees. As a result of this analysis, we estimated that our median employee’s total compensation for 2019 was $48,525. Mr. Rademacher’s 2019 total compensation was $856,179, which was 18:1 times that of the median of the annual total compensation of all employees.
Mr. Rademacher began serving as our CEO effective August 6, 2019, upon the resignation of Daniel E. Greenleaf, our former CEO. We identified Mr. Rademacher as our CEO for this pay ratio disclosure because he was serving in that position on December 31, 2019. Although Mr. Rademacher only served as our CEO for a portion of 2019, we reflected his total compensation as reported in the “Total” column of our 2019 Summary Compensation Table included above.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. As a result, the ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies for Approval of Related Party Transactions
Per its written charter, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our Audit Committee considers, among other factors it deems appropriate:
•
the related person’s relationship to us and interest in the transaction;

•
the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•
the dollar value of the proposed transaction; and

•
the dollar value of the related party’s interest in the proposed transaction.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our Code of Business Conduct, our employees, officers and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Director Nomination Agreement
In connection with the Merger, we and HC Group entered into a Director Nomination Agreement. The Director Nomination Agreement provides that, from and after the closing date until the date that HC Group and its affiliates cease to beneficially own Company common stock, par value $0.0001 per share representing at least 10% of the voting power of the then-outstanding common stock, HC Group is entitled to nominate for election to the Board or any committee of the Board, a number of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then-outstanding common stock then beneficially owned by HC Group and its affiliates and (b) the authorized number of directors on the Board, including any vacancies, with such product rounded up to the nearest whole number in all cases. The Director Nomination Agreement also provides HC Group with the right to fill any vacancies created by the removal, death, disability, disqualification or resignation from the Board of any of its nominees that is elected to the Board. In the Director Nomination Agreement, we agree to use our reasonable best efforts to ensure that any nominees designated by HC Group in accordance with the Director Nomination Agreement are included in the Board’s slate of nominees to the stockholders for each election of directors and that each nominee designated by HC Group is included in the Proxy Statement prepared by our management in connection with soliciting proxies for every meeting of the stockholders at which directors are voted on for election.
The Director Nomination Agreement automatically terminates on the date on which HC Group and its affiliates cease to beneficially own at least 10% of the total voting power of the then outstanding common stock.
Current directors John C. Rademacher, John J. Arlotta, Elizabeth Q. Betten, Harry M. Jansen Kraemer, Jr., Alan Nielsen, Nitin Sahney, Timothy Sullivan, and Mark Vainisi were designated as director nominees under the Director Nomination Agreement.
Registration Rights Agreement
In connection with the Merger, we and HC Group entered into a Registration Rights Agreement (the “Registration Rights Agreement”).The Registration Rights Agreement, among other things, grants customary registration rights to HC Group, including demand registration rights, shelf registration rights and piggyback registration rights. Other stockholders who received common stock pursuant to the Merger also may become a party to the Registration Rights Agreement (such stockholders, together with HC Group, the “Registration Rights Parties”).

Demand Rights.   Subject to certain limitations, the Registration Rights Parties have the right, by delivering written notice to us, to require us to register under the Securities Act the number of shares of common stock requested to be so registered. We are required to give written notice to all other Registration Rights Parties. Subject to certain limitations as described below, we agree to include in the registration all securities with respect to which it receives a written request for inclusion in the registration. Following the demand request, we will be required to use our best efforts to have the applicable registration statement filed with the SEC within a specified period following the demand and to use best efforts to cause the registration statement to be declared effective.
Shelf Registration Rights on Form S-3.   At any time when we are eligible to file a shelf registration statement on Form S-3, the Registration Rights Parties may request that we register their shares for resale. We are required to give written notice to all other Registration Rights Parties. Subject to certain limitations as described below, we agree to include in the Form S-3 registration all securities with respect to which it has received a written request for inclusion in the registration within seven days after it gives notice. Following such request, we will be required to use our best efforts to cause such shelf registration statement to be declared effective.
Piggyback Rights.   The Registration Rights Parties are entitled to request to participate in, or “piggyback” on, registrations of certain securities we register for sale at any time after the closing.
Conditions and Limitations.   The registration rights are subject to conditions and limitations, including the right of underwriters in an underwritten offering to limit the number of shares to be included in a registration and our right to delay, suspend or withdraw a registration statement under specified circumstances. Additionally, in certain circumstances we may withdraw a registration upon request by the Registration Rights Parties.
Coliseum Capital
Christopher Shackelton, a former director on our Board who resigned following the Merger, is a co-founder and managing partner of Coliseum Capital Management, LLC (“Coliseum Capital”), with which we entered into several transactions with it and its affiliates. Funds and accounts managed by Coliseum Capital beneficially owned 100% of the Series C Preferred Stock and 50.04% of the Series A Preferred Stock at the time of the consummation of the Merger. Both the Series A Preferred Stock and Series C Preferred Stock was repurchased or redeemed in full upon the consummation of the Merger. Mr. Shackleton abstained from any of the Board’s votes regarding the Series A COD Amendment and the Preferred Stock Repurchase Agreement, each discussed below.
Series A COD Amendment
In connection with the Mergers, the Board approved the Series A COD Amendment which was subject to the approval of, and was approved by, our stockholders (the “Series A COD Amendment”). Pursuant to the Series A COD Amendment, immediately following the effectiveness of the Merger without any further action on the part of us or any of our stockholders, (i) (A) four one-hundredths (4/100) of each share of Series A Convertible Preferred Stock (“Series A Preferred Stock”) issued by BioScrip on March 9, 2015 then issued and outstanding was automatically converted into 2.5226 shares of common stock and (B) four one-hundredths (4/100) of each share of Series A Preferred Stock issued by us (under our former name, BioScrip, Inc.) on July 29, 2015 then issued and outstanding was automatically converted into 2.4138 shares of common stock and (ii) the remaining portion of all Series A Preferred Stock (constituting ninety-six one-hundredths (96/100) of each share of Series A Preferred Stock subject to conversion pursuant to the immediately preceding clause (i)) was redeemed, to the extent we were permitted to do so under applicable law, for an amount in cash equal to 120% of the liquidation preference of such share of Series A Preferred Stock as of the date of such redemption (including any dividends accrued through such date).
Preferred Stock Repurchase Agreement
Concurrently with the execution of the Merger Agreement, we, on the one hand, and Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P. and Blackwell Partners LLC — Series A (collectively, “Series C Preferred Holders”), on the other hand, entered into the Preferred Stock Repurchase Agreement, dated as of March 14, 2019 (the “Preferred Stock Repurchase Agreement”), which was entered into in connection with the Merger Agreement. As of the date of the Merger Agreement, the Series C Preferred Holders owned 100% of the issued and outstanding Series C Convertible Preferred Stock (the “Series C Preferred Stock”). Under the Preferred Stock Repurchase Agreement, we agreed to repurchase from the Series C Preferred Holders all 614,177 of the issued and outstanding shares of Series C Preferred Stock immediately following, and conditioned upon, the consummation of the Merger (the “Repurchase Closing”) for (i) an amount in cash equal to 120% of the Liquidation Preference (as defined in the Certificate of Designations of Series C Convertible Preferred Stock of BioScrip) per preferred share, determined as of the date of the Repurchase Closing (including any dividends accrued through such date) and (ii) 2.5226 fully paid, validly issued and non-assessable shares of our common stock, per preferred share (such common stock, the “Repurchase Shares”). Under the Preferred Stock Repurchase Agreement, each Series C Preferred Holder agreed not to, between the date of the Merger Agreement and the date of the Repurchase Closing or the date of the Merger Agreement was validly terminated in accordance with its terms, directly or indirectly, sell, transfer, assign, pledge, tender, convert, exchange or encumber or otherwise dispose of any of the shares of Series C Preferred Stock owned by it or exercise its right to convert the Series C Preferred Stock into shares of our common stock pursuant to the Certificate of Designations of Series C Convertible Preferred Stock of BioScrip.
Indemnification of Officers and Directors
Our by-laws allow us to indemnify our officer and directors for certain liabilities to the fullest extent permitted under Delaware law. We may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.
Arrangements with Companies Controlled by MDP
We purchase services from companies controlled by MDP, for which we recognized expense of  $69,920 for the year ended December 31, 2019. We believe all of these arrangements are on comparable terms that are provided to unrelated third parties. We did not earn revenue from companies controlled by MDP for the year ended December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 31, 2020 with respect to the beneficial ownership of our common stock:
•
each stockholder believed to be the beneficial owner of more than 5% of our common stock;

•
by each of our directors and named executive officers; and

•
all our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.
On February 3, 2020, we effected a reverse stock split of our issued and outstanding common stock on a one (1) share for four (4) shares basis, which is reflected in the share counts below.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Holders of 5% or more of our common stock:
HC Group Holdings I, LLC(3)	142,613,748	80.8%
Directors and Officers:
John C. Rademacher(11)	—	—%
Michael Shapiro(11)	—	—%
Daniel Greenleaf(4)	609,289	*%
Stephen Deitsch(5)	160,099	*%
Richard Denness(6)	18,619	*%
Harriet Booker(7)	98,836	*%
Clifford Berman	—	—%
Kathryn Stalmack(8)	120,475	*%
John Arlotta	—	—%
Elizabeth Q. Betten(9)	142,613,748	80.8%
David W. Golding	40,273	*%
Harry M. Jansen Kraemer, Jr.	—	—%
Alan Nielsen	—	—%
R. Carter Pate	56,285	*%
Nitin Sahney	—	—%
Timothy Sullivan(9)	142,613,748	80.8%
Mark Vainisi	—	—%
All directors and executive officers as a group (16 persons)	142,827,761(10)	80.9%

*
Percentage is less than 1% of class.

(1)
Except as otherwise indicated, all addresses are c/o Option Care Health, Inc., 3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015.

(2)
The inclusion in this table of any shares of common stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the SEC under the Exchange Act, and generally includes voting or investment power over securities. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days of March 31, 2020, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. The percentages shown are based on 176,404,307 shares of common stock outstanding as may be adjusted for each person pursuant to the foregoing sentence.
(3)
Amount consists of shares held directly by HC I. MDP HC Holdings, LLC (“MDP HC”) is the controlling equityholder of HC I. Madison Dearborn Capital Partners VI-A, L.P. (“MDCP VI-A”) is a controlling equityholder and Manager of MDP HC. Madison Dearborn Partners VI-A&C, L.P. (“MDP VI-A&C”) is the general partner of MDCP VI-A. Madison Dearborn Partners, LLC (“MDP LLC”) is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for HC I, MDP HC, MDCP VI-A, MDP VI-A&C, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(4)
Includes 167,807 shares of common stock issuable upon exercise of options. Mr. Greenleaf, who served as our Chief Executive Officer, resigned following the closing of the Merger, as defined below. Information regarding Mr. Greenleaf’s ownership of company shares comes from Mr. Greenleaf and not from us. We assume no responsibility with respect to such information.

(5)
Includes 39,791 shares of common stock issuable upon exercise of options. Mr. Deitsch, who served as our Chief Financial Officer, resigned following the closing of the Merger. Information regarding Mr. Deitsch’s ownership of company shares comes from information provided in public filings with the SEC and not from us. We assume no responsibility with respect to such information.

(6)
Includes 3,655 shares of common stock issuable upon exercise of options.

(7)
Includes 47,249 shares of common stock issuable upon exercise of options.

(8)
Includes 64,478 shares of common stock issuable upon exercise of options. Ms. Stalmack, who served as our General Counsel, resigned following the closing of the Merger. Information regarding Ms. Stalmack’s ownership of company shares comes from information provided in public filings with the SEC and not from us. We assume no responsibility with respect to such information.

(9)
Each of Ms. Betten’s and Mr. Sullivan’s shares consist of 142,613,748 shares held directly by
HC I. MDP HC is the controlling equityholder of HC I. MDCP VI-A is a controlling equityholder and Manager of MDP HC. MDP VI-A&C is the general partner of MDCP VI-A. MDP LLC is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Mr. Finnegan, Mr. Mencoff, Mr. Sullivan, Ms. Betten, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for both Ms. Betten and Mr. Sullivan is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(10)
This number excludes the shares held by Messrs. Deitsch and Greenleaf and Ms. Stalmack, who are named executive officers for fiscal 2019 and former executive officers. This number includes 3,655 shares of common stock issuable to Mr. Denness upon exercise of options, and 47,249 shares of common stock issuable to Ms. Booker upon exercise of options. As noted above in footnote 9, this number also includes shares held by HC I, over which Mr. Sullivan and Ms. Betten may be deemed to exercise voting and dispositive power, and to which each of Mr. Sullivan and Ms. Betten disclaims beneficial ownership of such shares of common stock, except to the extent of their respective pecuniary interests therein.

(11)
None of Messrs. Rademacher, Shapiro or Berman held any equity awards in respect of Company common stock as of December 31, 2019. However, each such NEO held a meaningful indirect ownership stake in the Company through holdings in HC Group, which entity owns approximately 80% of the Company. See Footnote 10 to the Outstanding Equity Awards at Fiscal Year-End table above for further information regarding the Purchased Units and the Incentive Units. See also “Compensation Discussion and Analysis — 2019 Compensation Program — Elements of Executive Compensation for 2019 — Long-Term Equity Compensation” in the CD&A above for vesting terms and additional information.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our Directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.
Based solely on a review of the reports filed for fiscal year 2019 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for a late filing of  (a) two Form 4s by Richard Denness, which reported (i) the vesting of restricted stock units into common stock, vesting of restricted stock units that were based on performance criteria and a disposition of vested restricted stock units due to tax withholding and (ii) an award of restricted stock units and (b) one Form 4 by Harriet Booker, which reported the vesting of restricted stock units into common stock, vesting of restricted stock units that were based on performance criteria and a disposition of vested restricted stock units due to tax withholding.
Change in Control
On March 14, 2019, HC Group Holdings II, Inc., a subsidiary of the HC Group, entered into a definitive Merger Agreement to merge with and into a wholly-owned subsidiary of ours (under our former name, BioScrip, Inc.). The Merger was completed on August 6, 2019 (the “Merger Date”). The Merger was accounted for as a reverse merger under the acquisition method of accounting for business combinations with HC Group Holdings II, Inc. being considered the accounting acquirer and with us (under our former name, BioScrip, Inc.) being considered the legal acquirer.
Under the terms of the Merger Agreement, shares of HC Group Holdings II, Inc. common stock issued and outstanding immediately prior to the Merger Date were converted into 542,261,567 shares of our common stock. BioScrip also issued an additional 28,193,428 shares to HC Group in respect of certain unvested contingent restricted stock units of BioScrip, which are held in escrow to prevent potential dilution, as more fully described in our definitive proxy statement on Schedule 14A filed with the SEC on June 26, 2019 in connection with the Merger. In conjunction with the Merger, holders of BioScrip’s preferred shares and certain warrants received 3,458,412 additional shares of the common stock and preferred shares were repurchased for $125.8 million of cash. In addition, all legacy company debt was settled for $575.0 million. As a result of the Merger, BioScrip’s stockholders held approximately 19.1% of the combined company, and HC Group held approximately 80.9% of the combined company as reported in our Form 10-Q for the quarterly period ended September 30, 2019. Following the close of the transaction, BioScrip was rebranded as Option Care Health, Inc.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020. Services provided to us and our subsidiaries by KPMG for the year ended December 31, 2019 are described below and under “Audit Committee Report.”
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by KPMG LLP for the years ended December 31, 2019 and 2018:
	2019	2018
Audit Fees(1)	$3,108,568	$2,392,500
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)
Audit fees for 2019 exclude $1.4 million paid by Option Care, Inc. to KPMG before the Merger on August 6, 2019. 2018 audit fees include audit fees paid by BioScrip, Inc. only.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Option Care management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as permitted non-audit and tax services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.
The Audit Committee approved all services provided by KPMG LLP. Representatives of KPMG are not expected to be present at the Annual Meeting, and thus they will not have the opportunity to make a statement or respond to questions.
Ratification of the appointment of KPMG requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If Option Care’s stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace KPMG as our independent registered public accounting firm if it is determined that it is in Option Care’s best interests to do so.
The Audit Committee and the Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2020.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors (as defined by the Nasdaq Listing Standards) and met two times after August 6, 2019 and operates under a written charter, which is posted on our website at https://investors.optioncarehealth.com/corporate-governance/highlights. As provided in the Audit Committee charter, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee
•
reviewed and discussed the audited financial statements for the year ended December 31, 2019 with our management;

•
discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•
received the written disclosures and the letter from the KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG the independence of KPMG.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.
Respectfully submitted by:
Harry M. Jansen Kraemer, Jr.
R. Carter Pate
Nitin Sahney

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We are providing our stockholders an advisory vote on the compensation of our named executive officers, also known as a “say-on-pay” proposal. At our 2017 Annual Meeting, holding future non-binding advisory votes every year received the most votes from our stockholders, and the Board subsequently adopted this as its official position. Accordingly, this Proposal 3 is being submitted to you to obtain the non-binding advisory vote of the stockholders in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 14A of the Exchange Act and the SEC’s rules. After the Annual Meeting, unless the Board modifies its position, we expect that the next stockholder advisory vote on our executive compensation program will occur at our 2021 Annual Meeting of Stockholders. Our executive compensation program, including our compensation philosophy and goals, is disclosed in CD&A.
This proposal will give stockholders the opportunity to support our executive compensation programs and policies and the resulting compensation for the named executive officers, as described in this Proxy Statement in the Executive Compensation section, including the CD&A, the tabular disclosure regarding such compensation and our accompanying narrative disclosure. Because the vote on this Proposal 3 is advisory, the results will not be binding on the Compensation Committee, and the results will not affect, limit or augment any existing compensation or awards. However, we believe our compensation policies and procedures are strongly aligned with the long-term interests of our stockholders. Because of this, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
For the reasons discussed above, we are asking stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
“RESOLVED, that Option Care Health, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Option Care Health Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
The Board of Directors recommends you vote “FOR” the resolution approving the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
ANNUAL REPORT
A copy of the 2019 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC, is enclosed but is not to be regarded as proxy solicitation materials. You may obtain an additional copy at no charge through our website or by contacting us for a printed set. In addition, the exhibits of the 2019 Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: Option Care Health, Inc., 3000 Lakeside Dr., Suite 300N, Bannockburn, IL 60015, Attention: Investor Relations.
INCORPORATION BY REFERENCE
The Audit Committee Report and Compensation Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this document.
AVAILABILITY OF SEC FILINGS, CODE OF BUSINESS CONDUCT AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Business Conduct and the charters of the Audit Committee, Compensation Committee and Nominating Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, https://investors.optioncarehealth.com/ or may be requested in print, at no cost, by email at investor.relations@optioncare.com or by mail at Option Care Health, Inc., 3000 Lakeside Dr., Suite 300N, Bannockburn, IL 60015, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://investors.optioncarehealth.com/investor-overview. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
Option Care is paying the expenses of this solicitation. Option Care will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Option Care will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. We have engaged Broadridge Financial Solutions, Inc. to assist us in the distribution of proxies. In addition to solicitation by mail, directors, officers and other employees of Option Care may solicit proxies in person or by telephone, facsimile, email or other similar means.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DETACH AND RETURN THIS PORTION ONLY

OPTION CARE HEALTH, INC.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

____

Nominees:

01) John J. Arlotta
02) Elizabeth Q. Betten
03) David W. Golding
04) Harry M. Jansen Kraemer, Jr.
05) Alan Nielsen
06) R. Carter Pate
07) John C. Rademacher
08) Nitin Sahney
09) Timothy Sullivan
10) Mark Vainisi

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form..During The Meeting - Go to www.virtualshareholdermeeting.com/OPCH2020You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m.Eastern Time on May 21, 2020. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D11692-P35587KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYOPTION CARE HEALTH, INC.For WithholdFor AllTo withhold authority to vote for any individualThe Board of Directors recommends you vote FORthe following:AllAllExceptnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.1. Election of Directors:

D11693-P35587OPTION CARE HEALTH, INC. Annual Meeting of Stockholders May 22, 2020 1:00 PMThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Clifford Berman and Michael Shapiro, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OPTION CARE HEALTH, INC. that the Stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, CST on May 22, 2020, at http://www.virtualshareholdermeeting.com/OPCH2020, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side